Exhibit 99.1

Assured Guaranty Corp.

Consolidated Financial Statements (Unaudited)

Index

June 30, 2011

Assured Guaranty Corp.

Consolidated Balance Sheets (Unaudited)

(dollars in thousands except per share and share amounts)

	June 30, 2011	December 31, 2010
Assets
Investment portfolio:
Fixed maturity securities, available-for-sale, at fair value (amortized cost of $2,551,213 and $2,467,801)	$2,624,559	$2,488,920
Short-term investments, at fair value	207,092	235,665
Other invested assets	12,501	12,500

Total investment portfolio	2,844,152	2,737,085
Cash	67,741	16,601
Premiums receivable, net of ceding commissions payable	217,337	269,560
Ceded unearned premium reserve	359,227	388,598
Deferred acquisition costs	61,008	57,882
Reinsurance recoverable on unpaid losses	86,815	68,120
Salvage and subrogation recoverable	28,230	183,955
Credit derivative assets	413,769	399,517
Deferred tax asset, net	412,178	342,587
Current income tax receivable	34,156	38,275
Financial guaranty variable interest entities' assets, at fair value	927,388	965,998
Other assets	85,374	74,678

Total assets	$5,537,375	$5,542,856

Liabilities and shareholder's equity
Unearned premium reserve	$1,217,930	$1,323,138
Loss and loss adjustment expense reserve	266,195	231,130
Reinsurance balances payable, net	76,071	121,585
Note payable to affiliate	300,000	300,000
Credit derivative liabilities	1,667,047	1,360,369
Financial guaranty variable interest entities' liabilities with recourse, at fair value	542,900	523,478
Financial guaranty variable interest entities' liabilities without recourse, at fair value	434,161	495,720
Other liabilities	120,025	113,350

Total liabilities	4,624,329	4,468,770

Commitments and contingencies (See Note 12)
Preferred stock ($1,000 liquidation preference, 200,004 shares authorized; none issued and outstanding)	—	—
Common stock ($720.00 par value, 500,000 shares authorized; 20,834 shares issued and outstanding)	15,000	15,000
Additional paid-in capital	1,037,087	1,037,087
Retained earnings (deficit)	(179,995)	15,897
Accumulated other comprehensive income (loss), net of deferred tax provision (benefit) of $22,052 and $3,285	40,954	6,102

Total shareholder's equity	913,046	1,074,086

Total liabilities and shareholder's equity	$5,537,375	$5,542,856

The accompanying notes are an integral part of these consolidated financial statements.

Assured Guaranty Corp.

Consolidated Statements of Operations (Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenues
Net earned premiums	$24,626	$25,138	$53,332	$54,628
Net investment income	24,220	23,796	49,067	43,355
Net realized investment gains (losses):
Other-than-temporary impairment losses	(531)	(400)	(2,710)	(400)
Less: portion of other-than-temporary impairment loss recognized in other comprehensive income	—	—	—	—
Other net realized investment gains (losses)	611	7	2,837	2,848

Net realized investment gains (losses)	80	(393)	127	2,448
Net change in fair value of credit derivatives:
Realized gains and other settlements	(18,719)	23,862	(8,314)	17,182
Net unrealized gains (losses)	(49,101)	7,256	(283,883)	216,712

Net change in fair value of credit derivatives	(67,820)	31,118	(292,197)	233,894
Fair value gain (loss) on committed capital securities	295	5,897	580	7,318
Net change in fair value of financial guaranty variable interest entities	(70,466)	(8,454)	(62,068)	3,060
Other income	1,167	(2,952)	2,385	(5,114)

Total revenues	(87,898)	74,150	(248,774)	339,589

Expenses
Loss and loss adjustment expenses	17,959	3,721	(693)	38,245
Amortization of deferred acquisition costs	4,426	1,536	8,273	5,680
Interest expense	3,750	3,750	7,500	7,500
Other operating expenses	16,190	19,035	33,818	46,662

Total expenses	42,325	28,042	48,898	98,087

Income (loss) before income taxes	(130,223)	46,108	(297,672)	241,502
Provision (benefit) for income taxes
Current	(13,617)	19,965	(31,076)	3,150
Deferred	(36,151)	(6,457)	(80,704)	75,738

Total provision (benefit) for income taxes	(49,768)	13,508	(111,780)	78,888

Net income (loss)	$(80,455)	$32,600	$(185,892)	$162,614

The accompanying notes are an integral part of these consolidated financial statements.

Assured Guaranty Corp.

Consolidated Statements of Comprehensive Income (Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net income (loss)	$(80,455)	$32,600	$(185,892)	$162,614
Unrealized holding gains (losses) arising during the period, net of tax provision (benefit) of $18,211, $5,568, $18,796 and $9,443	33,819	10,503	34,906	17,541
Less: reclassification adjustment for gains (losses) included in net income (loss), net of tax provision (benefit) of $544, $(137), $560 and $857	1,009	(256)	1,040	1,591

Change in net unrealized gains on investments	32,810	10,759	33,866	15,950
Change in cumulative translation adjustment, net of tax provision (benefit) of $11, $(720), $531 and $(2,799)	21	(1,430)	986	(5,198)

Other comprehensive income (loss)	32,831	9,329	34,852	10,752

Comprehensive income (loss)	$(47,624)	$41,929	$(151,040)	$173,366

The accompanying notes are an integral part of these consolidated financial statements.

Assured Guaranty Corp.

Consolidated Statement of Shareholder's Equity (Unaudited)

For the Six Months Ended June 30, 2011

(in thousands)

	Preferred Stock	Common Stock	Additional Paid-In Capital	Retained Earnings (Deficit)	Accumulated Other Comprehensive Income (Loss)	Total Shareholder's Equity
Balance, December 31, 2010	$—	$15,000	$1,037,087	$15,897	$6,102	$1,074,086
Net loss	—	—	—	(185,892)	—	(185,892)
Dividends	—	—	—	(10,000)	—	(10,000)
Change in cumulative translation adjustment	—	—	—	—	986	986
Change in unrealized gains (losses) on:
Investments with no other-than-temporary impairment	—	—	—	—	33,577	33,577
Investments with other-than-temporary impairment	—	—	—	—	1,329	1,329
Less: reclassification adjustment for gains (losses) included in net income (loss)	—	—	—	—	1,040	1,040

Balance, June 30, 2011	$—	$15,000	$1,037,087	(179,995)	40,954	$913,046

The accompanying notes are an integral part of these consolidated financial statements.

Assured Guaranty Corp.

Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Six Months Ended June 30,
	2011	2010
Net cash flows provided by (used in) operating activities	$138,534	$(82,363)

Investing activities
Fixed maturity securities:
Purchases	(317,601)	(507,535)
Sales	175,286	146,946
Maturities	67,594	89,501
Net sales (purchases) of short-term investments	28,612	412,871
Net proceeds from paydowns on financial guaranty variable interest entities' assets	40,866	6,053

Net cash flows provided by (used in) investing activities	(5,243)	147,836

Financing activities
Dividends paid	(10,000)	(30,001)
Net paydowns of financial guaranty variable interest entities' liabilities	(72,117)	(10,774)

Net cash flows provided by (used in) financing activities	(82,117)	(40,775)
Effect of exchange rate changes	(34)	(100)

Increase (decrease) in cash	51,140	24,598
Cash at beginning of period	16,601	2,470

Cash at end of period	$67,741	$27,068

Supplemental cash flow information
Cash paid (received) during the period for:
Income taxes	$(38,819)	$—
Interest	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited)

June 30, 2011

1. Business and Basis of Presentation

Business

        Assured Guaranty Corp. ("AGC" and, together with its subsidiary Assured Guaranty (UK) Ltd. ("AGUK"), the "Company"), a Maryland domiciled insurance company, is an indirect and wholly-owned operating subsidiary of Assured Guaranty Ltd. ("AGL" and, together with its subsidiaries, "Assured Guaranty"). AGL is a Bermuda-based holding company that provides, through its operating subsidiaries, credit protection products to the United States ("U.S.") and international public finance, infrastructure and structured finance markets. The Company has applied its credit underwriting judgment, risk management skills and capital markets experience to develop insurance, reinsurance and credit derivative products that protect holders of debt instruments and other monetary obligations from defaults in scheduled payments, including scheduled interest and principal payments. The securities insured by the Company include tax-exempt and taxable obligations issued by U.S. state or municipal governmental authorities, utility districts or facilities; notes or bonds issued to finance international infrastructure projects; and asset-backed securities issued by special purpose entities. The Company markets its credit protection products directly to issuers and underwriters of public finance, infrastructure and structured finance securities as well as to investors in such debt obligations. The Company guarantees debt obligations issued in many countries, although its principal focus is on the U.S., Europe and Australia.

        Financial guaranty insurance contracts provide an unconditional and irrevocable guaranty that protects the holder of a financial obligation against non-payment of principal and interest when due. Financial guaranty contracts accounted for as credit derivatives are generally structured such that the circumstances giving rise to the Company's obligation to make loss payments are similar to those for financial guaranty insurance contracts and only occurs upon one or more defined credit events such as failure to pay or bankruptcy, in each case, as defined within the transaction documents with respect to one or more third-party referenced securities or loans. Financial guaranty contracts accounted for as credit derivatives are primarily comprised of credit default swaps ("CDS"). The Company's credit derivative transactions are governed by International Swaps and Derivative Association, Inc. ("ISDA") documentation.

        The Company's business has evolved as a result of the recent crisis in the financial markets. For example, the Company is focused primarily on insuring public finance obligations in the primary and secondary markets. It is selectively underwriting certain structured finance transactions, but has not underwritten a new U.S. residential mortgage-backed security ("RMBS") since 2008 and will not do so until underwriting standards improve significantly. See Note 3 for the Company's outstanding U.S. RMBS exposures. In addition, the Company ceased selling credit protection through CDS in the beginning of 2009 following the issuance of regulatory guidelines that limited the terms under which such protection could be sold. The potential capital or margin requirements that may apply under the Dodd-Frank Wall Street Reform and Consumer protection Act (the "Dodd-Frank Act") also contributed to the decision of the Company not to sell new credit protection through CDS in the foreseeable future. Furthermore, the Company had historically entered into ceded reinsurance contracts in order to obtain greater business diversification and reduce the net potential loss from large risks. However, given the lack of viable third party financial guaranty insurers and reinsurers, the Company has not entered into any new assumed or ceded reinsurance treaties with third party reinsurers since 2008. AGC continues to cede to its affiliate Assured Guaranty Re Ltd.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

1. Business and Basis of Presentation (Continued)

        Public finance obligations insured by the Company consist primarily of general obligation bonds supported by the issuers' taxing powers, tax-supported bonds and revenue bonds and other obligations of states, their political subdivisions and other municipal issuers supported by the issuers' or obligors' covenant to impose and collect fees and charges for public services or specific projects. Public finance obligations include obligations backed by the cash flow from leases or other revenues from projects serving substantial public purposes, including government office buildings, toll roads, health-care facilities and utilities. Structured finance obligations insured by the Company are generally backed by pools of assets such as residential or commercial mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value and issued by special purpose entities; the Company will also insure other specialized financial obligations.

        When a rating agency rates a financial obligation guaranteed by AGC or its subsidiary AGUK, it generally awards that obligation the same rating it has assigned to the financial strength of AGC or AGUK. Investors in products insured by AGC or AGUK frequently rely on ratings published by nationally recognized statistical rating organizations ("NRSROs") because such ratings influence the trading value of securities and form the basis for many institutions' investment guidelines as well as individuals' bond purchase decisions. Therefore, AGC and AGUK manage their businesses with the goal of achieving high financial strength ratings. However, the models used by NRSROs differ, presenting conflicting goals that may make it inefficient or impractical to reach the highest rating level. The models are not fully transparent, contain subjective data (such as assumptions about future market demand for the Company's products) and change frequently. Ratings reflect only the views of the respective NRSROs and are subject to continuous review and revision or withdrawal at any time.

        On August 25, 2011, Standard & Poor's Ratings Services ("S&P") published Bond Insurance Rating Methodology and Assumptions, a criteria article that follows upon S&P's Request for Comment: Bond Insurance Criteria, published January 24, 2011. The full text of both publications is available at www.standardandpoors.com. The criteria described in the article update and supersede S&P's previous criteria for rating bond insurers. S&P noted that the impact of new bond insurance rating criteria could result in financial strength ratings on investment-grade bond insurers (such as AGC, AGUK and its affiliated bond insurers) being lowered by one or more rating categories. The article states that the criteria are effective immediately and that S&P expects any rating changes to occur after its review of third quarter 2011 financial statements, but no later than November 30, 2011. However, a rating agency may place a company's financial strength rating on credit watch for a downgrade at any time.

        Assured Guaranty is currently reviewing S&P's revised bond insurance rating criteria. The final criteria contain a number of changes from the proposals submitted in January 2011 for comment from market participants, including a new Largest Obligors Test that was not included in the January 2011 Request for Comment. This test appears to have the effect of significantly reducing Assured Guaranty's allowed single risk limits and limiting its financial strength rating level. Assured Guaranty is in the process of analyzing the new criteria, including the Largest Obligors Test, and intends to discuss its implications with S&P. The new criteria could have an adverse impact on the financial strength ratings of the Company if the Company is unable to reduce risk or if Assured Guaranty is unable to raise additional capital on acceptable terms. See Notes 4 and 6 for the potential impact of a rating downgrade on the insured portfolio.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

1. Business and Basis of Presentation (Continued)

        Unless otherwise noted, ratings on the Company's insured portfolio reflect internal ratings. The Company's ratings scale is similar to that used by the NRSROs; however, the ratings in these financial statements may not be the same as those assigned by any such rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where the Company's AAA-rated exposure on its internal rating scale has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to the Company's exposure or (2) the Company's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes the Company's attachment point to be materially above the AAA attachment point.

Basis of Presentation

        The unaudited interim consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP") and, in the opinion of management, reflect all adjustments that are of a normal recurring nature, necessary for a fair statement of the financial condition, results of operations and cash flows of the Company and its consolidated financial guaranty variable interest entities ("FG VIEs") for the periods presented. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These unaudited interim consolidated financial statements cover the three-month period ended June 30, 2011 ("Second Quarter 2011"), the three-month period ended June 30, 2010 ("Second Quarter 2010"), the six-month period ended June 30, 2011 ("Six Months 2011") and the six-month period ended June 30, 2010 ("Six Months 2010).

        These unaudited interim consolidated financial statements include the accounts of AGC and its subsidiary, AGUK, and its FG VIEs. Intercompany accounts and transactions between AGC and its subsidiary have been eliminated, as well as transactions between AGC and its consolidated FG VIEs. Certain prior year balances have been reclassified to conform to the current year's presentation.

        These unaudited interim consolidated financial statements should be read in conjunction with the consolidated financial statements included as Exhibit 99.1 in AGL's Form 8-K dated April 8, 2011, filed with the U.S. Securities and Exchange Commission.

        In June 2011, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2011-05, "Comprehensive Income (Topic 220): Presentation of Comprehensive Income" ("ASU 2011-05"), which eliminates the option to report other comprehensive income and its components in the statement of changes in stockholders' equity and requires an entity to present the total of comprehensive income, the components of net income and the components of other comprehensive income either in a single continuous statement or in two separate but consecutive statements. Upon adoption, the Company will expand the Consolidated Statements of Comprehensive Income to include the other comprehensive income items now presented in the Consolidated Statement of Shareholders' Equity. This pronouncement is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011, which corresponds to the Company's first quarter of

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

1. Business and Basis of Presentation (Continued)

fiscal 2012. Early adoption of the new guidance is permitted and full retrospective application is required when the new guidance is adopted. The Company has not yet adopted this guidance.

Change in Accounting Policy

        Prior to January 1, 2011, the Company managed its business and reported financial information for two principal financial guaranty segments: direct and reinsurance. There has been no market for financial guaranty reinsurance in the past two years and one is not expected to develop in the foreseeable future. As a result, the chief operating decision maker now manages the operations of the Company at a consolidated level and no longer uses underwriting gain (loss) by segment as an operating metric. Therefore, segment financial information is no longer disclosed.

2. Business Changes, Risks, Uncertainties and Accounting Developments

        Summarized below are updates of the most significant events since the filing of the 2010 consolidated financial statements that have had, or may have in the future, a material effect on the financial position, results of operations or business prospects of the Company.

Recoveries for Breaches of Representations and Warranties

        On April 14, 2011, Assured Guaranty reached a comprehensive agreement with Bank of America Corporation and its subsidiaries, including Countrywide Financial Corporation and its subsidiaries (collectively, "Bank of America"), regarding their liabilities with respect to 29 RMBS transactions insured by AGC or its affiliate Assured Guaranty Municipal Corp. ("AGM"), including claims relating to reimbursement for breaches of representations and warranties ("R&W") and historical loan servicing issues (the "Bank of America Agreement"). Of the 29 RMBS transactions, eight are second lien transactions and 21 are first lien transactions. The Bank of America Agreement covers Bank of America sponsored securitizations that AGC or AGM has insured, as well as certain other securitizations containing concentrations of Countrywide-originated loans that AGC or AGM has insured. The AGC-insured transactions covered by the Bank of America Agreement include nine first lien and two second lien transactions that have a combined gross par outstanding of $1.2 billion ($0.9 billion net par outstanding) as of June 30, 2011 or 17% of the Company's total below-investment-grade ("BIG") RMBS net par outstanding.

        Bank of America paid $928.1 million in Second Quarter 2011 in respect of Assured Guaranty covered second lien transactions (of which $196.8 million was related to AGC-insured transactions) and is obligated to pay another $171.9 million by March 2012 (of which $35.9 million is related to AGC-insured transactions). In consideration of the $1.1 billion, Assured Guaranty has agreed to release its claims for the repurchase of mortgage loans underlying the covered second lien transactions (i.e., Assured Guaranty will retain the risk of future insured losses without further offset for R&W claims against Bank of America).

        In addition, Bank of America will reimburse Assured Guaranty 80% of claims Assured Guaranty pays on the 21 first lien transactions, until aggregate collateral losses on such RMBS transactions reach $6.6 billion. The Company accounts for the 80% loss sharing agreement with Bank of America as subrogation. As the Company calculates expected losses for these nine first lien transactions, such

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

2. Business Changes, Risks, Uncertainties and Accounting Developments (Continued)

expected losses will be offset by an R&W benefit from Bank of America for 80% of these amounts. As of June 30, 2011, Bank of America had placed $1.0 billion of eligible assets in trust in order to collateralize the reimbursement obligation relating to Assured Guaranty's covered 21 first lien transactions. The amount of assets required to be posted may increase or decrease from time to time, as determined by rating agency requirements. See Note 4 for amounts related to AGC-insured amounts covered under the Bank of America Agreement.

        Although the Bank of America Agreement was executed in Second Quarter 2011, it provided additional evidence about the estimates inherent in the loss estimation process at March 31, 2011, and therefore, the March 31, 2011 loss estimates incorporated updated assumptions and estimates reflecting the terms of the Bank of America Agreement. The benefit for R&W in 2011 reflects higher expected recoveries across all transactions as a result of the Bank of America Agreement. For transactions covered under the agreement, the R&W benefit has been updated to reflect amounts collected and expected to be collected under the terms of the Bank of America Agreement. For transactions with other sponsors of U.S. RMBS, against which the Company is pursuing R&W claims, the Company has increased the benefit for R&W in 2011 to reflect the probability that actual recovery rates may be higher than originally expected in the three-months period ended March 31, 2011 ("First Quarter 2011"). For transactions involving R&W providers other than Bank of America, the Company has continued to review additional loan files and has found breach rates consistent with those in the Bank of America transactions.

        As a result of the 80% loss sharing arrangement, the Company increased its estimate of expected R&W recoveries during First Quarter 2011 for the transactions covered under the Bank of America Agreement by $90.0 million, resulting in an increase to pre-tax income of approximately $59.8 million. Changes in gross expected loss on these first lien transactions will result in a corresponding benefit for R&W equal to 80% of such development, up to $6.6 billion of collateral losses across all of Assured Guaranty's covered 21 first lien transactions.

        The Company believes the Bank of America Agreement was a significant step in the effort to recover U.S. RMBS losses the Company experienced resulting from breaches of R&W. The Company is continuing to pursue other representation and warranty providers for U.S. RMBS transactions it has insured. See "Recovery Litigation" for a discussion of the litigation proceedings the Company has initiated against other R&W providers.

3. Outstanding Exposure

        The Company's insurance policies and credit derivative contracts are written in different forms, but collectively are considered financial guaranty contracts. They typically guarantee the scheduled payments of principal and interest ("Debt Service") on public finance and structured finance obligations. The Company seeks to limit its exposure to losses by underwriting obligations that are investment grade at inception, diversifying its portfolio and maintaining rigorous subordination or collateralization requirements on structured finance obligations. The Company also has utilized reinsurance by ceding business to third-party reinsurers. The Company provides financial guaranties with respect to debt obligations of special purpose entities, including VIEs. Based on accounting standards in effect during any given reporting period, some of these VIEs are consolidated as described

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

3. Outstanding Exposure (Continued)

in Note 7. The outstanding par and Debt Service amounts presented below include outstanding exposures on VIEs whether or not they are consolidated.

Debt Service Outstanding

	Gross Debt Service Outstanding		Net Debt Service Outstanding
	June 30, 2011	December 31, 2010	June 30, 2011	December 31, 2010
	(in millions)
Public finance	$163,534	$165,397	$114,756	$117,061
Structured finance	63,444	73,069	46,764	53,986

Total	$226,978	$238,466	$161,520	$171,047

Financial Guaranty Net Par Outstanding by Internal Rating

	As of June 30, 2011
	Public Finance U.S.		Public Finance Non-U.S.		Structured Finance U.S		Structured Finance Non-U.S		Total
Rating Category	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
	(dollars in millions)
Super senior	$—	—%	$1,019	23.5%	$5,750	16.5%	$2,414	27.4%	$9,183	8.3%
AAA	102	0.2	6	0.1	13,255	38.0	3,959	44.9	17,322	15.6
AA	10,136	16.2	269	6.2	2,456	7.0	430	4.9	13,291	12.0
A	41,145	65.7	1,351	31.2	2,450	7.0	272	3.1	45,218	40.8
BBB	10,515	16.7	1,474	34.0	2,746	7.9	1,182	13.4	15,917	14.5
BIG	762	1.2	216	5.0	8,242	23.6	554	6.3	9,774	8.8

Total net par outstanding	$62,660	100.0%	$4,335	100.0%	$34,899	100.0%	$8,811	100.0%	$110,705	100.0%

	As of December 31, 2010
	Public Finance U.S.		Public Finance Non-U.S.		Structured Finance U.S		Structured Finance Non-U.S		Total
Rating Category	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
	(dollars in millions)
Super senior	$—	—%	$955	22.7%	$6,919	17.0%	$2,313	24.4%	$10,187	8.6%
AAA	126	0.2	13	0.3	16,143	39.7	4,666	49.3	20,948	17.6
AA	11,240	17.4	257	6.1	3,326	8.2	434	4.6	15,257	12.8
A	41,849	64.8	1,368	32.6	2,966	7.3	266	2.8	46,449	39.1
BBB	10,565	16.4	1,409	33.5	3,627	8.9	1,230	13.0	16,831	14.2
BIG	800	1.2	201	4.8	7,680	18.9	555	5.9	9,236	7.7

Total net par outstanding	$64,580	100.0%	$4,203	100.0%	$40,661	100.0%	$9,464	100.0%	$118,908	100.0%

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

3. Outstanding Exposure (Continued)

        In addition to amounts shown in the tables above, AGC had outstanding commitments to provide guaranties of $3.5 billion for structured finance and, together with AGM, up to $554.2 million for public finance commitments at June 30, 2011. The structured finance commitments include the unfunded component of pooled corporate and other transactions. Public finance commitments typically relate to primary and secondary public finance debt issuances. The expiration dates for the public finance commitments range between July 1, 2011 and February 1, 2019, with $188.0 million expiring prior to December 31, 2011. All the commitments are contingent on the satisfaction of all conditions set forth in them and may expire unused or be cancelled at the counterparty's request. Therefore, the total commitment amount does not necessarily reflect actual future guaranteed amounts.

Surveillance Categories

        The Company segregates its insured portfolio into investment grade and BIG surveillance categories to facilitate the appropriate allocation of resources to monitoring and loss mitigation efforts and to aid in establishing the appropriate cycle for periodic review for each exposure. BIG exposures include all exposures with internal credit ratings below BBB-. The Company's internal credit ratings are based on internal assessment of the likelihood of default. Internal credit ratings are expressed on a ratings scale similar to that used by the rating agencies and are generally reflective of an approach similar to that employed by the rating agencies.

        The Company monitors its investment grade credits to determine whether any new credits need to be internally downgraded to BIG. The Company refreshes its internal credit ratings on individual credits in quarterly, semi-annual or annual cycles based on the Company's view of the credit's quality, loss potential, volatility and sector. Ratings on credits in sectors identified as under the most stress or with the most potential volatility are reviewed every quarter. The Company's insured credit ratings on assumed credits are based on the Company's independent reviews of low-rated credits or credits in volatile sectors, unless such information is not available, in which case, the ceding company's credit rating of the transactions are used. For example, the Company models all assumed RMBS credits with par above $1 million, as well as certain RMBS credits below that amount.

        Credits identified as BIG are subjected to further review to determine the probability of a loss (see Note 4 "Loss estimation process"). Surveillance personnel then assign each BIG transaction to the appropriate BIG surveillance category based upon whether a lifetime loss is expected and whether a claim has been paid. The Company expects "lifetime losses" on a transaction when the Company believes there is more than a 50% chance that, on a present value basis, it will pay more claims over the life of that transaction than it will ultimately have been reimbursed. For surveillance purposes, the Company calculates present value using a constant discount rate of 5%. (A risk-free rate is used for recording of reserves for financial statement purposes.) A "liquidity claim" is a claim that the Company expects to be reimbursed within one year.

        Intense monitoring and intervention is employed for all BIG surveillance categories, with internal credit ratings reviewed quarterly. The three BIG categories are:

  •
  BIG Category 1: Below-investment-grade transactions showing sufficient deterioration to make lifetime losses possible, but for which none are currently expected. Transactions on which claims

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

3. Outstanding Exposure (Continued)

    have been paid but are expected to be fully reimbursed (other than investment grade transactions on which only liquidity claims have been paid) are in this category.

  •
  BIG Category 2: Below-investment-grade transactions for which lifetime losses are expected but for which no claims (other than liquidity claims) have yet been paid.

  •
  BIG Category 3: Below-investment-grade transactions for which lifetime losses are expected and on which claims (other than liquidity claims) have been paid. Transactions remain in this category when claims have been paid and only a recoverable remains.

        Included in the BIG first lien RMBS exposures below is $485 million of net par outstanding related to transactions covered by the Bank of America Agreement, which represents 10.4% of the BIG U.S. RMBS first lien net par outstanding as of June 30, 2011. Under the Bank of America Agreement, 80% of first lien claims paid by Assured Guaranty will be reimbursed, until such time as losses on the collateral underlying the RMBS on which Assured Guaranty is paying claims reach $6.6 billion.

Financial Guaranty Exposures
(Insurance and Credit Derivative Form)

	June 30, 2011
	BIG Net Par Outstanding
					Net Par Outstanding	BIG Net Par as a % of Net Par Outstanding
	BIG 1	BIG 2	BIG 3	Total BIG
	(in millions)
First lien U.S. RMBS:
Prime first lien	$13	$459	$—	$472	$505	0.4%
Alt-A first lien	783	1,495	595	2,873	3,349	2.6
Option ARM	—	649	30	679	869	0.6
Subprime	53	542	45	640	3,697	0.6
Second lien U.S. RMBS:
Closed-end second lien	78	36	56	170	194	0.1
Home equity lines of credit ("HELOCs")	3	—	437	440	460	0.4

Total U.S. RMBS	930	3,181	1,163	5,274	9,074	4.7
Other structured finance	2,314	26	1,182	3,522	34,636	3.2
Public finance	709	48	221	978	66,995	0.9

Total	$3,953	$3,255	$2,566	$9,774	$110,705	8.8%

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

3. Outstanding Exposure (Continued)

	December 31, 2010
	BIG Net Par Outstanding
					Net Par Outstanding	BIG Net Par as a % of Net Par Outstanding
	BIG 1	BIG 2	BIG 3	Total BIG
	(in millions)
First lien U.S. RMBS:
Prime first lien	$55	$432	$—	$487	$549	0.4%
Alt-A first lien	687	1,864	—	2,551	3,584	2.2
Option ARM	20	734	—	754	960	0.6
Subprime	41	550	36	627	3,869	0.5
Second lien U.S. RMBS:
Closed-end second lien	—	37	163	200	228	0.2
HELOCs	3	—	489	492	520	0.4

Total U.S. RMBS	806	3,617	688	5,111	9,710	4.3
Other structured finance	1,904	24	1,196	3,124	40,415	2.6
Public finance	702	48	251	1,001	68,783	0.8

Total	$3,412	$3,689	$2,135	$9,236	$118,908	7.7%

By Category Below-Investment-Grade Credits

	As of June 30, 2011
	Net Par Outstanding			Number of Risks(3)
Description	Financial Guaranty Insurance(1)	Credit Derivative(2)	Total	Financial Guaranty Insurance(1)	Credit Derivative(2)	Total
	(dollars in millions)
BIG:
Category 1	$1,744	2,209	$3,953	73	28	101
Category 2	970	2,285	3,255	43	39	82
Category 3	1,112	1,454	2,566	52	13	65

Total BIG	$3,826	$5,948	$9,774	168	80	248

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

3. Outstanding Exposure (Continued)

	As of December 31, 2010
	Net Par Outstanding			Number of Risks(3)
Description	Financial Guaranty Insurance(1)	Credit Derivative(2)	Total	Financial Guaranty Insurance(1)	Credit Derivative(2)	Total
	(dollars in millions)
BIG:
Category 1	$1,181	$2,231	$3,412	61	30	91
Category 2	993	2,696	3,689	44	42	86
Category 3	1,170	965	2,135	48	7	55

Total BIG	$3,344	$5,892	$9,236	153	79	232

(1)
Represents contracts that meet the definition of financial guaranty insurance contracts. See Note 4.

(2)
Represents contracts accounted for as credit derivatives and carried at fair value on the consolidated balance sheets. See Note 6.

(3)
A risk represents the aggregate of the financial guaranty policies that share the same revenue source for purposes of making Debt Service payments.

4. Financial Guaranty Insurance Contracts

        The portfolio of outstanding exposures discussed in Note 3 includes financial guaranty contracts that meet the definition of insurance contracts as well as those that meet the definition of derivative contracts. Amounts presented in this Note relate to financial guaranty insurance contracts. Tables presented herein also present reconciliations to financial statement line items for other less significant types of insurance.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

4. Financial Guaranty Insurance Contracts (Continued)

        In October 2010, the FASB adopted Accounting Standards Update ("Update") No. 2010-26. The Update specifies that certain costs incurred in the successful acquisition of new and renewal insurance contracts should be capitalized. These costs include incremental direct costs of contract acquisition that result directly from, and are essential to, the contract transaction and would not have been incurred by the insurance entity had the contract transaction not occurred. Costs incurred by the insurer for soliciting potential customers, market research, training, administration, unsuccessful acquisition efforts, and product development as well as all overhead type costs should be charged to expense as incurred. Update No. 2010-26 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2011. Retrospective application to all prior periods presented upon the date of adoption is permitted, but not required. The Company is currently evaluating the impact the amendment in Update No. 2010-26 will have on its consolidated financial statements in 2012.

        The following tables present net earned premiums, premium receivable activity, expected collections of future premiums and expected future earnings on the existing book of business. The tables below provide the expected timing of premium revenue recognition, before accretion and the expected timing of loss and loss adjustment expenses ("LAE") recognition, before accretion. Actual collections may differ from expected collections in the tables below due to factors such as foreign exchange rate fluctuations, counterparty collectability issues, and changes in expected lives. The amount and timing of actual premium earnings and loss expense may differ from the estimates shown below due to factors such as refundings, accelerations, future commutations, changes in expected lives and updates to loss estimates.

Net Earned Premiums

	Second Quarter		Six Months
	2011	2010	2011	2010
	(in millions)
Scheduled net earned premiums	$20.8	$22.0	$39.5	$47.7
Acceleration of premium earnings(1)	2.7	1.4	11.0	3.5
Accretion of discount on net premiums receivable	1.1	1.6	2.8	3.3

Total financial guaranty	24.6	25.0	53.3	54.5
Other	—	0.1	—	0.1

Total net earned premiums(2)	$24.6	$25.1	$53.3	$54.6

(1)
Reflects the unscheduled refundings of underlying insured obligations.

(2)
Excludes $0.4 million and $0.7 million in Second Quarter 2011 and 2010, respectively, and $0.3 million and $0.7 million for the Six Months 2011 and 2010, respectively, in net earned premium related to consolidated FG VIEs.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

4. Financial Guaranty Insurance Contracts (Continued)

Gross Premium Receivable, Net of Ceding Commissions Roll Forward

	Six Months
	2011	2010
	(in millions)
Balance, beginning of period	$269.6	$351.4
Change in accounting(1)	—	(9.2)

Balance beginning of the period, adjusted	269.6	342.2
Premium written, net	20.2	44.0
Premium payments received, net	(26.7)	(58.5)
Adjustments to the premium receivable:
Changes in the expected term of financial guaranty insurance contracts	(52.3)	7.9
Accretion of discount	3.9	5.4
Foreign exchange translation	0.5	(7.3)
Other adjustments	2.1	(0.6)

Balance, end of period	$217.3	$333.1

(1)
Represents elimination of premium receivable at January 1, 2010 related to consolidated FG VIEs upon the adoption of the new accounting guidance.

        Gains or losses due to foreign exchange rate changes relate to installment premium receivables denominated in currencies other than the U.S. dollar. Approximately 11% and 12% of installment premiums at June 30, 2011 and December 31, 2010, respectively, are denominated in currencies other than the U.S. dollar, primarily in euro and British Pound Sterling.

        For premiums received in installments, premium receivable is the present value of premiums due or expected to be collected over the life of the contract. Installment premiums typically relate to structured finance transactions, where the insurance premium rate is determined at the inception of the contract but the insured par is subject to prepayment throughout the life of the deal. Premium receipts are typically made from insured deal cash flows that are senior to payments made to the holders of the insured securities. When there are significant changes to expected premium collections, an adjustment is recorded to premium receivable with a corresponding adjustment to change to unearned premium reserve. When these installment premiums are related to assumed reinsurance amounts, the Company also assesses the credit quality and liquidity of the company that the premiums are assumed from as well as the impact of any potential regulatory constraints to determine the collectability of such amounts.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

4. Financial Guaranty Insurance Contracts (Continued)

Expected Collections of Gross Premiums Receivable,
Net of Ceding Commissions

June 30, 2011(1)
(in millions)
Gross premium collections expected:
2011 (July 1-September 30)	$17.9
2011 (October 1-December 31)	10.1
2012	34.1
2013	28.6
2014	22.8
2015	20.4
2016-2020	70.9
2021-2025	40.7
2026-2030	26.7
After 2030	31.9

Total gross expected collections(2)	$304.1

(1)
Represents undiscounted amounts expected to be collected.

(2)
Total gross expected collections include $17.6 million related to FG VIEs at June 30, 2011.

        The following table provides a schedule of the expected timing of the income statement recognition of financial guaranty insurance net unearned premium reserve and present value of net expected losses to be expensed, pretax. This table excludes amounts related to consolidated VIEs.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

4. Financial Guaranty Insurance Contracts (Continued)

Expected Timing of Financial Guaranty Insurance
Premium and Loss Recognition

	As of June 30, 2011
	Scheduled Net Earned Premium	Net Expected Loss to be Expensed(1)	Net
	(in millions)
2011 (July 1-September 30)	$16.6	$0.6	$16.0
2011 (October 1-December 31)	17.3	0.6	16.7
2012	68.8	2.4	66.4
2013	63.6	2.4	61.2
2014	57.9	2.0	55.9
2015	54.0	1.8	52.2
2016-2020	216.8	4.4	212.4
2021-2025	152.5	2.1	150.4
2026-2030	103.1	1.5	101.6
After 2030	108.1	1.3	106.8

Total present value basis(2)(3)	858.7	19.1	839.6
Discount	52.1	80.9	(28.8)

Total future value	$910.8	$100.0	$810.8

(1)
These amounts reflect the Company's estimate as of June 30, 2011 of expected losses to be expensed and are not included in loss and LAE reserve because loss and LAE is only recorded for the amount by which net expected loss to be expensed exceeds unearned premium reserve determined on a contract-by-contract basis.

(2)
Balances represent discounted amounts.

(3)
Consolidation of FG VIEs resulted in reductions of $11.9 million in future scheduled net earned premium and $2.9 million in net present value of expected loss to be expensed.

Selected Information for Policies Paid in Installments

	As of June 30, 2011	As of December 31, 2010
	(dollars in millions)
Premiums receivable, net of ceding commission payable	$217.3	$269.6
Gross unearned premium reserve	203.4	269.1
Weighted-average risk-free rate used to discount premiums	3.8%	2.9%
Weighted-average period of premiums receivable (in years)	8.4	8.3

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

4. Financial Guaranty Insurance Contracts (Continued)

Loss Estimation Process

        The Company's loss reserve committees estimate expected loss to be paid for its financial guaranty exposures. Surveillance personnel present analysis related to potential losses to the Company's loss reserve committees for consideration in estimating the expected loss to be paid. Such analysis includes the consideration of various scenarios with potential probabilities assigned to them. Depending upon the nature of the risk, the Company's view of the potential size of any loss and the information available to the Company, that analysis may be based upon individually developed cash flow models, internal credit rating assessments and sector-driven loss severity assumptions, judgmental assessment or in the case of its assumed business, loss estimates provided by ceding insurers. The Company's loss reserve committees review and refresh the estimate of expected loss to be paid each quarter. The Company's estimate of ultimate loss on a policy is subject to significant uncertainty over the life of the insured transaction due to the potential for significant variability in credit performance as a result of economic, fiscal and financial market variability over the long duration of most contracts. The determination of expected loss to be paid is an inherently subjective process involving numerous estimates, assumptions and judgments by management.

        The following table presents a roll forward of the present value of net expected loss to be paid for financial guaranty insurance contracts by sector. Expected loss to be paid is the estimate of the present value of future claim payments, net of reinsurance and net of salvage and subrogation, which includes the present value benefit of estimated recoveries for breaches of R&W.

Financial Guaranty Insurance
Present Value of Net Expected Loss to be Paid
Roll Forward by Sector(1)

	Net Expected Loss to be Paid as of December 31, 2010	Economic Loss Development(2)	(Paid) Recovered Losses	Net Expected Loss to be Paid as of June 30, 2011
	(in millions)
U.S. RMBS:
First lien:
Prime first lien	$0.8	$0.6	$—	$1.4
Alt-A first lien	28.8	2.2	(0.6)	30.4
Option ARM	49.6	(22.4)	(0.1)	27.1
Subprime	28.8	5.8	0.1	34.7

Total first lien	108.0	(13.8)	(0.6)	93.6
Second lien:
Closed-end second lien	(6.3)	(13.8)	(24.1)	$(44.2)
HELOCs	(118.3)	26.3	108.5	16.5

Total second lien	(124.6)	12.5	84.4	(27.7)

Total U.S. RMBS	(16.6)	(1.3)	83.8	65.9
Other structured finance	27.5	1.5	(0.3)	28.7
Public finance	47.3	(11.8)	(0.2)	35.3

Total	$58.2	$(11.6)	$83.3	$129.9

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

4. Financial Guaranty Insurance Contracts (Continued)

	Net Expected Loss to be Paid as of December 31, 2009	Economic Loss Development(2)	(Paid) Recovered Losses	Net Expected Loss to be Paid as of June 30, 2010
	(in millions)
U.S. RMBS:
First lien:
Prime first lien	$—	$0.2	$—	$0.2
Alt-A first lien	20.6	5.1	0.9	26.6
Option ARM	17.4	18.3	(0.2)	35.5
Subprime	16.9	7.6	(0.5)	24.0

Total first lien	54.9	31.2	0.2	86.3
Second lien:
Closed-end second lien	17.4	(3.0)	(18.0)	(3.6)
HELOCs	(107.5)	14.2	(39.5)	(132.8)

Total second lien	(90.1)	11.2	(57.5)	(136.4)

Total U.S. RMBS	(35.2)	42.4	(57.3)	(50.1)
Other structured finance	19.7	5.0	(0.4)	24.3
Public finance	55.8	(6.9)	(25.7)	23.2

Total	$40.3	$40.5	$(83.4)	$(2.6)

(1)
Amounts include all expected payments whether or not the insured transaction VIE is consolidated.

(2)
Economic loss development includes the effects of changes in assumptions based on observed market trends, changes in discount rates, accretion of discount and the economic effects of loss mitigation efforts.

        Expected LAE for mitigating claim liabilities were $6.4 million and $4.9 million as of June 30, 2011 and December 31, 2010, respectively. The Company used weighted-average risk free rates ranging from 0% to 5.0% and 0% to 5.34% to discount expected loss to be paid as of June 30, 2011 and December 31, 2010, respectively.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

4. Financial Guaranty Insurance Contracts (Continued)

Reconciliation of Present Value of Net Expected Loss to be Paid
and Present Value of Net Expected Loss to be Expensed

	As of June 30, 2011	As of December 31, 2010
	(in millions)
Net expected loss to be paid	$129.9	$58.2
Less: net expected loss to be paid for FG VIEs	(55.4)	9.4

Total	185.3	48.8
Salvage and subrogation recoverable, net(1)	13.2	131.6
Loss and LAE reserve, net	(179.4)	(163.0)

Net expected loss to be expensed(2)	$19.1	$17.4

(1)
June 30, 2011 amount consists of gross salvage and subrogation amounts of $28.2 million net of ceded amounts of $15.0 million which is recorded in reinsurance balances payable. The December 31, 2010 amount consists of gross salvage and subrogation amounts of $184.0 million net of ceded amounts of $52.4 million which is recorded in reinsurance balances payable.

(2)
Excludes $2.9 million and $0.8 million as of June 30, 2011 and December 31, 2010, respectively, related to consolidated FG VIEs.

The Company's Approach to Projecting Losses in U.S. RMBS

        The Company projects losses in U.S. RMBS on a transaction-by-transaction basis by projecting the performance of the underlying pool of mortgages over time and then applying the structural features (i.e., payment priorities and tranching) of the RMBS to the projected performance of the collateral over time. The resulting projected claim payments or reimbursements are then discounted to a present value using a risk-free rate. For transactions, other than those covered under the Bank of America Agreement, where the Company projects it will receive recoveries from providers of R&W, the projected amount of recoveries is included in the projected cash flows from the collateral. The Company runs, and probability-weights, several sets of assumptions (referred to as "scenarios") regarding potential mortgage collateral performance.

        The further behind a mortgage borrower falls in payments, the more likely it is that he or she will default. The rate at which borrowers from a particular delinquency category (number of monthly payments behind) eventually default is referred to as the "liquidation rate." Liquidation rates may be derived from observed roll rates, which are the rates at which loans progress from one delinquency category to the next and eventually to default and liquidation. The Company applies liquidation rates to the mortgage loan collateral in each delinquency category and makes certain timing assumptions to project near-term mortgage collateral defaults from loans that are currently delinquent.

        Mortgage borrowers that are not more than one payment behind (generally considered performing borrowers) have demonstrated an ability and willingness to pay throughout the recession and mortgage crisis, and as a result are viewed as less likely to default than delinquent borrowers. Performing borrowers that eventually default will also need to progress through delinquency categories before any

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

4. Financial Guaranty Insurance Contracts (Continued)

defaults occur. The Company projects how many of the currently performing loans will default, and when, by first converting the projected near-term defaults of delinquent borrowers derived from liquidation rates into a vector of conditional default rates, then projecting how the conditional default rates will develop over time. Loans that are defaulted pursuant to the conditional default rate after the liquidation of currently delinquent loans represent defaults of currently performing loans. A conditional default rate is the outstanding principal amount of defaulted loans liquidated in the current month divided by the remaining outstanding amount of the whole pool of loans (or "collateral pool balance"). The collateral pool balance decreases over time as a result of scheduled principal payments, partial and whole principal repayments, and defaults.

        In order to derive collateral pool losses from the collateral pool defaults it has projected, the Company applies a loss severity. The loss severity is the amount of loss the transaction experiences on a defaulted loan after the application of net proceeds from the disposal of the underlying property. The Company projects loss severities by sector based on experience to date. Further detail regarding the assumptions and variables the Company used to project collateral losses in its U.S. RMBS portfolio may be found below in the sections "U.S. Second Lien RMBS Loss Projections: HELOCs and Closed-End Second Lien" and "U.S. First Lien RMBS Loss Projections: Alt-A First Lien, Option ARM, Subprime and Prime".

        The Company is in the process of enforcing claims for breaches of R&W regarding the characteristics of the loans included in the collateral pools. The Company calculates a credit to the RMBS issuer for such recoveries where the R&W were provided by an entity the Company believes to be financially viable and where the Company already has access or believes it will attain access to the underlying mortgage loan files. In second lien RMBS transactions this credit is based on a percentage of actual repurchase rates achieved, while in first lien RMBS transactions, other than those covered under the Bank of America Agreement, this credit is estimated by reducing collateral losses projected by the Company to reflect a percentage of the recoveries the Company believes it will achieve, which factor is derived based on the number of breaches identified to date and incorporated scenarios based on the amounts the Company was able to negotiate under the Bank of America Agreement. The first lien approach is different from the second lien approach because the Company's first lien transactions have multiple tranches and a more complicated method is required to correctly allocate credit to each tranche. In each case, the credit is a function of the projected lifetime collateral losses in the collateral pool, so an increase in projected collateral losses increases the R&W credit calculated by the Company for the RMBS issuer. Further detail regarding how the Company calculates these credits may be found under "Breaches of Representations and Warranties" below.

        The Company projects the overall future cash flow from a collateral pool by adjusting the payment stream from the principal and interest contractually due on the underlying mortgages for (a) the collateral losses it projects as described above, (b) assumed voluntary prepayments and (c) recoveries for breaches of R&W as described above. The Company then applies an individual model of the structure of the transaction to the projected future cash flow from that transaction's collateral pool to project the Company's future claims and claim reimbursements for that individual transaction. Finally, the projected claims and reimbursements are discounted to a present value using a risk free rate. As noted above, the Company runs several sets of assumptions regarding mortgage collateral performance, or scenarios, and probability weights them.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

4. Financial Guaranty Insurance Contracts (Continued)

Second Quarter-End 2011 U.S. RMBS Loss Projections

        In both Second Quarter 2011 and First Quarter 2011, the Company chose to use loss projection curves with the same shape as that used in the fourth quarter of 2010, including retaining the initial plateau period it had used in the fourth quarter of 2010. The Company's RMBS projection methodology assumes that the housing and mortgage markets will eventually recover but are doing so at a slower than expected pace.

        The scenarios used to project RMBS collateral losses in Second Quarter 2011, were essentially the same as those used in the First Quarter 2011, except that (as noted above), based on its observation of the continued elevated levels of early stage delinquencies, the Company adjusted its loss projection curves to reflect its view that the recovery would be longer than it had anticipated in the First Quarter 2011. The scenarios used in Second Quarter 2011 were also the same as those employed at year-end 2010, with the following exceptions: (i) the initial plateau periods were again retained; (ii) an increase in the expected period for reaching the final conditional default rate for second lien transactions from that used in the fourth quarter of 2010 was established for the First Quarter 2011 and retained in the Second Quarter 2011; (iii) the initial Alt-A first lien and Option ARM loss severities were increased from 60% at year-end 2010 to 65% in both the First and Second Quarters 2011; and (iv) the Company's probability weightings from the fourth quarter of 2010 were adjusted in First Quarter 2011 to reflect changes to each of its second lien scenarios and such adjustments were retained in the Second Quarter 2011.

        The Company also used generally the same methodology to project the credit received by the RMBS issuers for recoveries in R&W in Second Quarter 2011 as it used for the First Quarter 2011 and at year-end 2010. The primary difference relates to the execution of the Bank of America Agreement and the inclusion of the terms of the agreement as a potential scenario in transactions not covered by the Bank of America Agreement in both the First and Second Quarters 2011 that were not included at year-end 2010. During the First Quarter 2011, the Company added R&W credits for two second lien transactions where the Company concluded it had the right to obtain loan files that it had not previously concluded were accessible. The Company also added R&W credits for six first lien transactions where either it concluded it had the right to obtain loan files that it had not previously concluded were accessible or it anticipates receiving a benefit due to the Bank of America Agreement. See "Bank of America Agreement" in Note 2. During the Second Quarter the Company did not calculate an R&W benefit for any credit for which it had not previously calculated an R&W benefit.

U.S. Second Lien RMBS Loss Projections: HELOCs and Closed-End Second Lien

        The Company insures two types of second lien RMBS: those secured by HELOCs and those secured by closed-end second lien mortgages. HELOCs are revolving lines of credit generally secured by a second lien on a one-to-four family home. A mortgage for a fixed amount secured by a second lien on a one-to-four family home is generally referred to as a closed-end second lien. Both first lien RMBS and second lien RMBS sometimes include a portion of loan collateral with a different priority than the majority of the collateral. The Company has material exposure to second lien mortgage loans originated and serviced by a number of parties, but the Company's most significant second lien exposure is to HELOCs originated and serviced by Countrywide, a subsidiary of Bank of America. See "Breaches of Representations and Warranties."

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

4. Financial Guaranty Insurance Contracts (Continued)

        The delinquency performance of HELOC and closed-end second lien exposures included in transactions insured by the Company began to deteriorate in 2007, and such transactions, particularly those originated in the period from 2005 through 2007, continue to perform below the Company's original underwriting expectations. While insured securities benefit from structural protections within the transactions designed to absorb collateral losses in excess of previous historically high levels, in many second lien RMBS projected losses now exceed those structural protections.

        The Company believes the primary variables affecting its expected losses in second lien RMBS transactions are the amount and timing of future losses in the collateral pool supporting the transactions and the amount of loans repurchased for breaches of R&W. Expected losses are also a function of the structure of the transaction; the voluntary prepayment rate (typically also referred to as conditional prepayment rate of the collateral); the interest rate environment; and assumptions about the draw rate and loss severity. These variables are interrelated, difficult to predict and subject to considerable volatility. If actual experience differs from the Company's assumptions, the losses incurred could be materially different from the estimate. The Company continues to update its evaluation of these exposures as new information becomes available.

        The following table shows the key assumptions used in the calculation of estimated expected loss to be paid for direct vintage 2004-2008 second lien U.S. RMBS.

Assumptions in Base Case Expected Loss Estimates
Second Lien RMBS(1)

HELOC Key Variables	As of June 30, 2011	As of March 31, 2011	As of December 31, 2010
Plateau conditional default rate	9.2%-19.0%	10.2%-16.3%	10.0%-19.4%
Final conditional default rate trended down to	0.5%-2.2%	0.5%-2.2%	0.5%-2.2%
Expected period until final conditional default rate	36 months	36 months	24 months
Initial conditional prepayment rate	2.7%-9.1%	4.7%-11.4%	3.9%-17.5%
Final conditional prepayment rate	10%	10%	10%
Loss severity	98%	98%	98%
Initial draw rate	0.0%-0.9%	0.0%-1.0%	0.0%-0.5%

Closed-End Second Lien Key Variables	As of June 30, 2011	As of March 31, 2011	As of December 31, 2010
Plateau conditional default rate	4.1%-19.8%	7.2%-28.9%	7.3%-27.1%
Final conditional default rate trended down to	2.9%-8.1%	2.9%-8.1%	2.9%-8.1%
Expected period until final conditional default rate achieved	36 months	36 months	24 months
Initial conditional prepayment rate	1.9%-12.0%	1.2%-12.6%	1.3%-9.7%
Final conditional prepayment rate	10%	10%	10%
Loss severity	98%	98%	98%

(1)
Represents assumptions for most heavily weighted scenario (the "base case").

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

4. Financial Guaranty Insurance Contracts (Continued)

        In second lien transactions the projection of near-term defaults from currently delinquent loans is relatively straightforward because loans in second lien transactions are generally "charged off" (treated as defaulted) by the securitization's servicer once the loan is 180 days past due. Most second lien transactions report the amount of loans in five monthly delinquency categories (i.e., 30-59 days past due, 60-89 days past due, 90-119 days past due, 120-149 days past due and 150-179 days past due). The Company estimates the amount of loans that will default over the next five months by calculating current representative liquidation rates (the percent of loans in a given delinquency status that are assumed to ultimately default) from selected representative transactions and then applying an average of the preceding 12 months' liquidation rates to the amount of loans in the delinquency categories. The amount of loans projected to default in the first through fifth months is expressed as a conditional default rate. The first four months' conditional default rate is calculated by applying the liquidation rates to the current-period past-due balances (i.e., the 150-179 day balance is liquidated in the first projected month, the 120-149 day balance is liquidated in the second projected month, the 90-119 day balance is liquidated in the third projected month and the 60-89 day balance is liquidated in the fourth projected month). For the fifth month the conditional default rate is calculated using the average 30-59 day past due balances for the prior three months. An average of the third, fourth and fifth month conditional default rates is then used as the basis for the plateau period that follows the embedded five months of losses.

        In Six Months 2011 in the base scenario, the conditional default rate (the "plateau conditional default rate") was held constant for one month. Once the plateau period has ended, the conditional default rate is assumed to gradually trend down in uniform increments to its final long-term steady state conditional default rate. In the base scenario, the time over which the conditional default rate trends down to its final conditional default rate is 30 months (compared with 18 months at year-end 2010). Therefore, the total stress period for second lien transactions would be 36 months, comprising five months of delinquent data, a one-month plateau period and 30 months of decrease to the steady state conditional default rate. This is 12 months longer than the 24 months of total stress period used at year-end 2010. The long-term steady state conditional default rates are calculated as the constant conditional default rates that would have yielded the amount of losses originally expected at underwriting. When a second lien loan defaults, there is generally very low recovery. Based on current expectations of future performance, the Company assumes that it will only recover 2% of the collateral.

        The rate at which the principal amount of loans is prepaid may impact both the amount of losses projected (which is a function of the conditional default rate and the loan balance over time) as well as the amount of excess spread (which is the excess of the interest paid by the borrowers on the underlying loan over the amount of interest and expenses owed on the insured obligations). In the base case, the current conditional prepayment rate is assumed to continue until the end of the plateau before gradually increasing to the final conditional prepayment rate over the same period the conditional default rate decreases. For transactions where the initial conditional prepayment rate is higher than the final conditional prepayment rate, the initial conditional prepayment rate is held constant. The final conditional prepayment rate is assumed to be 10% for both HELOC and closed-end second lien transactions. This level is much higher than current rates, but lower than the historical average, which reflects the Company's continued uncertainty about performance of the borrowers in these transactions. This pattern is consistent with how the Company modeled the conditional

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

4. Financial Guaranty Insurance Contracts (Continued)

prepayment rate at year-end 2010 and in the First Quarter 2011. To the extent that prepayments differ from projected levels it could materially change the Company's projected excess spread and losses.

        The Company uses a number of other variables in its second lien loss projections, including the spread between relevant interest rate indices, and HELOC draw rates (the amount of new advances provided on existing HELOCs expressed as a percentage of current outstanding advances). For HELOC transactions, the draw rate is assumed to decline from the current level to a final draw rate over a period of three months. The final draw rates were assumed to range from 0.0% to 0.5%.

        In estimating expected losses, the Company modeled and probability-weighted three possible conditional default rate curves applicable to the period preceding the return to the long-term steady state conditional default rate. Given that draw rates have been reduced to levels below the historical average and that loss severities in these products have been higher than anticipated at inception, the Company believes that the level of the elevated conditional default rate and the length of time it will persist is the primary driver behind the likely amount of losses the collateral will suffer (before considering the effects of repurchases of ineligible loans). The Company continues to evaluate the assumptions affecting its modeling results.

        At June 30, 2011, the Company's base case assumed a one-month conditional default rate plateau and a 30-month ramp-down (for a total stress period of 36 months). Increasing the conditional default rate plateau to four months and keeping the ramp-down at 30-months (for a total stress period of 39 months) would increase the expected loss by approximately $10.9 million for HELOC transactions and $1.9 million for closed-end second lien transactions. On the other hand, keeping the conditional default rate plateau at one month but decreasing the length of the conditional default rate ramp-down to a 24 month assumption (for a total stress period of 30 months) would decrease the expected loss by approximately $10.0 million for HELOC transactions and $0.1 million for closed-end second lien transactions.

U.S. First Lien RMBS Loss Projections: Alt-A First Lien, Option ARM, Subprime and Prime

        First lien RMBS are generally categorized in accordance with the characteristics of the first lien mortgage loans on one-to-four family homes supporting the transactions. The collateral supporting "subprime" RMBS transactions consists of first lien residential mortgage loans made to subprime borrowers. A "subprime borrower" is one considered to be a higher-risk credit based on credit scores or other risk characteristics. Another type of RMBS transaction is generally referred to as "Alt-A first lien." The collateral supporting such transactions consists of first lien residential mortgage loans made to "prime" quality borrowers who lack certain ancillary characteristics that would make them prime. When more than 66% of the loans originally included in the pool are mortgage loans with an option to make a minimum payment that has the potential to amortize of the loan negatively (i.e., increase the amount of principal owed), the transaction is referred to as an "Option ARM." Finally, transactions may be composed primarily of loans made to prime borrowers. Both first lien RMBS and second lien RMBS sometimes include a portion of loan collateral that differs in priority from the majority of the collateral.

        The performance of the Company's first lien RMBS exposures began to deteriorate in 2007, and such transactions, particularly those originated in the period from 2005 through 2007 continue to

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

4. Financial Guaranty Insurance Contracts (Continued)

perform below the Company's original underwriting expectations. The Company currently projects first lien collateral losses many times those expected at the time of underwriting. While insured securities benefited from structural protections within the transactions designed to absorb some of the collateral losses, in many first lien RMBS transactions, projected losses exceed those structural protections.

        The majority of projected losses in first lien RMBS transactions are expected to come from non-performing mortgage loans (those that are delinquent or in foreclosure or where the loan has been foreclosed and the RMBS issuer owns the underlying real estate). An increase in non-performing loans beyond that projected in the previous period is one of the primary drivers of loss development in this portfolio. In order to determine the number of defaults resulting from these delinquent and foreclosed loans, the Company applies a liquidation rate assumption to loans in each of the various delinquency categories. The Company arrived at its liquidation rates based on data in loan performance and assumptions about how delays in the foreclosure process may ultimately affect the rate at which loans are liquidated. The liquidation rate is a standard industry measure that is used to estimate the number of loans in a given aging category that will default within a specified time period. The Company projects these liquidations to occur over two years.

        The following table shows liquidation assumptions for various delinquency categories.

First Lien Liquidation Rates

	June 30, 2011	March 31, 2011	December 31, 2010
30-59 Days Delinquent
Alt-A first lien	50%	50%	50%
Option ARM	50	50	50
Subprime	45	45	45
60-89 Days Delinquent
Alt-A first lien	65	65	65
Option ARM	65	65	65
Subprime	65	65	65
90-Bankruptcy
Alt-A first lien	75	75	75
Option ARM	75	75	75
Subprime	70	70	70
Foreclosure
Alt-A first lien	85	85	85
Option ARM	85	85	85
Subprime	85	85	85
Real Estate Owned
Alt-A first lien	100	100	100
Option ARM	100	100	100
Subprime	100	100	100

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

4. Financial Guaranty Insurance Contracts (Continued)

        While the Company uses liquidation rates as described above to project defaults of non-performing loans, it projects defaults on presently current loans by applying a conditional default rate trend. The start of that conditional default rate trend is based on the defaults the Company projects will emerge from currently nonperforming loans. The total amount of expected defaults from the non-performing loans is translated into a constant conditional default rate (i.e., the conditional default rate plateau), which, if applied for each of the next 24 months, would be sufficient to produce approximately the amount of defaults that were calculated to emerge from the various delinquency categories. The conditional default rate thus calculated individually on the collateral pool for each RMBS is then used as the starting point for the conditional default rate curve used to project defaults of the presently performing loans.

        In the base case, each transaction's conditional default rate is projected to improve over 12 months to an intermediate conditional default rate (calculated as 15% of its conditional default rate plateau); that intermediate conditional default rate is held constant for 36 months and then trails off in steps to a final conditional default rate of 5% of the conditional default rate plateau. Under the Company's methodology, defaults projected to occur in the first 24 months represent defaults that can be attributed to loans that are currently delinquent or in foreclosure, while the defaults projected to occur using the projected conditional default rate trend after the first 24 month period represent defaults attributable to borrowers that are currently performing.

        Another important driver of loss projections is loss severity, which is the amount of loss the transaction incurs on a loan after the application of net proceeds from the disposal of the underlying property. Loss severities experienced in first lien transactions have reached historic high levels, and the Company is assuming that these historic high levels will continue for another year. The Company determines its initial loss severity based on actual recent experience. The Company then assumes that loss severities begin returning to levels consistent with underwriting assumptions beginning in June 2012 and in the base scenario, decline over two years to 40%.

        The following table shows the key assumptions used in the calculation of expected loss to be paid for direct vintage 2004-2008 first lien U.S. RMBS.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

4. Financial Guaranty Insurance Contracts (Continued)

Key Assumptions in Base-Case Expected Loss Estimates of First Lien RMBS Transactions

	As of June 30, 2011	As of March 31, 2011	As of December 31, 2010
Alt-A First Lien
Plateau conditional default rate	2.9-18.3%	2.7-18.0%	2.6-16.7%
Intermediate conditional default rate	0.4-2.7%	0.4-2.7%	0.4-2.5%
Final conditional default rate	0.1-0.9%	0.1-0.9%	0.1-0.8%
Initial loss severity	65%	65%	60%
Initial conditional prepayment rate	0.7-28.3%	5.6-40.5%	0.0-36.5%
Final conditional prepayment rate	10%	10%	10%
Option ARM
Plateau conditional default rate	13.1-32.1%	12.3-33.2%	11.7-32.3%
Intermediate conditional default rate	2.0-4.8%	1.8-5.0%	1.8-4.8%
Final conditional default rate	0.7-1.6%	0.6-1.7%	0.6-1.6%
Initial loss severity	65%	65%	60%
Initial conditional prepayment rate	4.0-7.2%	0.0-24.5%	1.0-17.7%
Final conditional prepayment rate	10%	10%	10%
Subprime
Plateau conditional default rate	7.7-13.9%	8.0-15.7%	9.0-13.6%
Intermediate conditional default rate	1.2-2.1%	1.2-2.3%	1.3-2.0%
Final conditional default rate	0.4-0.7%	0.4-0.8%	0.4-0.7%
Initial loss severity	80%	80%	80%
Initial conditional prepayment rate	0.0-5.3%	0.0-13.3%	1.2-13.5%
Final conditional prepayment rate	10%	10%	10%

        The rate at which the principal amount of loans is prepaid may impact both the amount of losses projected (since that amount is a function of the conditional default rate and the loan balance over time) as well as the amount of excess spread (the amount by which the interest paid by the borrowers on the underlying loan exceeds the amount of interest owed on the insured obligations). The assumption for the conditional prepayment rate follows a similar pattern to that of the conditional default rate. The current level of voluntary prepayments is assumed to continue for the plateau period before gradually increasing over 12 months to the final conditional prepayment rate, which is assumed to be either 10% or 15% depending on the scenario run. For transactions where the initial conditional prepayment rate is higher than the final conditional prepayment rate, the initial conditional prepayment rate is held constant.

        The ultimate performance of the Company's first lien RMBS transactions remains highly uncertain and may be subject to considerable volatility due to the influence of many factors, including the level and timing of loan defaults, changes in housing prices and other variables. The Company will continue to monitor the performance of its RMBS exposures and will adjust the loss projections for those transactions based on actual performance and management's estimates of future performance.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

4. Financial Guaranty Insurance Contracts (Continued)

        In estimating expected losses, the Company modeled and probability-weighted sensitivities for first lien transactions by varying its assumptions of how fast recovery is expected to occur. The primary variable when modeling sensitivities was how quickly the conditional default rate returned to its modeled equilibrium, which was defined as 5% of the current conditional default rate. The Company also stressed conditional prepayment rates and the speed of recovery of loss severity rates. In a somewhat more stressful environment than that of the base case, where the conditional default rate recovery was more gradual and the final conditional prepayment rate was 15% rather than 10%, expected loss to be paid would increase by approximately $7.4 million for Alt-A first lien, $5.7 million for Option ARM, $0.3 million for subprime and $0.1 million for prime transactions. In an even more stressful scenario where the conditional default rate plateau was extended three months (to be 27 months long) before the same more gradual conditional default rate recovery and loss severities were assumed to recover over four rather than two years (and subprime loss severities were assumed to recover only to 60%), expected loss to be paid would increase by approximately $63.2 million for Alt-A first lien, $17.1 million for Option ARM, $37.3 million for subprime and $1.1 million for prime transactions. The Company also considered a scenario where the recovery was faster than in its base case. In this scenario, where the conditional default rate plateau was three months shorter (21 months, effectively assuming that liquidation rates would improve) and the conditional default rate recovery was more pronounced, expected loss to be paid would decrease by approximately $29.2 million for Alt-A first lien, $10.9 million for Option ARM, $14.7 million for subprime and $0.6 million for prime transactions.

Breaches of Representations and Warranties

        The Company is pursuing reimbursements for breaches of R&W regarding loan characteristics. Performance of the collateral underlying certain first and second lien securitizations has substantially differed from the Company's original expectations. The Company has employed several loan file diligence firms and law firms as well as devoted internal resources to review the mortgage files surrounding many of the defaulted loans. The Company's success in these efforts resulted in a negotiated agreement on April 14, 2011, in respect of the Company's R&W claims, with Bank of America as described under "Bank of America Agreement" in Note 2.

        Additionally, for the RMBS transactions as to which the Company had not settled its claims for breaches of R&W as of June 30, 2011, the Company had performed a detailed review of approximately 4,000 second lien and 2,500 first lien defaulted loan files, representing approximately $280 million in second lien and $550 million in first lien outstanding par of defaulted loans underlying insured transactions. The Company identified approximately 3,550 second lien transaction loan files and approximately 2,250 first lien transaction loan files that breached one or more R&W regarding the characteristics of the loans such as misrepresentation of income or employment of the borrower, occupancy, undisclosed debt and non-compliance with underwriting guidelines at loan origination. The Company continues to review new files as new loans default and as new loan files are made available to it. The Company generally obtains the loan files from the originators or servicers (including master servicers). In some cases the Company requests loan files via the trustee, which then requests the loan files from the originators and/or servicers. On second lien loans, the Company requests loan files for all charged-off loans. On first lien loans, the Company requests loan files for all severely (60+ days) delinquent loans and all liquidated loans. Recently, the Company started requesting loan files for all the loans (both performing and non-performing) in certain deals to limit the number of requests for

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

4. Financial Guaranty Insurance Contracts (Continued)

additional loan files as the transactions season and loans charge-off, become 60+ days delinquent or are liquidated. (The Company takes no repurchase credit for R&W breaches on loans that are expected to continue to perform.) In addition to Bank of America, as of June 30, 2011, the Company had reached agreement with other R&W providers for the repurchase $10.2 million of second lien and $2.1 million of first lien mortgage loans. The $10.2 million for second lien loans represents the calculated repurchase price for 95 loans, and the $2.1 million for first lien loans represents the calculated repurchase price for 9 loans. The repurchase proceeds are paid to the RMBS transactions and distributed in accordance with the payment priorities set out in the transaction agreements, so the proceeds are not necessarily allocated to the Company on a dollar-for-dollar basis. Proceeds projected to be reimbursed to the Company on transactions where the Company has already paid claims are viewed as a recovery on paid losses. For transactions where the Company has not already paid claims projected recoveries reduce projected loss estimates. In either case, projected recoveries have no effect on the amount of the Company's exposure. These amounts reflect payments made pursuant to the negotiated transaction agreements and not payments made pursuant to legal settlements. See "Recovery Litigation" below for a description of the related legal proceedings the Company has commenced.

        The Company has included in its net expected loss estimates as of June 30, 2011 an estimated benefit from loan repurchases related to breaches of R&W of $204.3 million, which includes amounts with Bank of America. The amount of benefit recorded as a reduction of expected losses was calculated by extrapolating each transaction's breach rate on defaulted loans to projected defaults and, in the case of transactions subject to Bank of America Agreement, the estimated impact of that agreement on the relevant transactions. See "Bank of America Agreement" in Note 2. The Company did not incorporate any gain contingencies or damages paid from potential litigation in its estimated repurchases. The amount the Company will ultimately recover related to contractual R&W is uncertain and subject to a number of factors including the counterparty's ability to pay, the number and loss amount of loans determined to have breached R&W and, potentially, negotiated settlements or litigation recoveries. As such, the Company's estimate of recoveries is uncertain and actual amounts realized may differ significantly from these estimates. In arriving at the expected recovery from breaches of R&W, the Company considered the creditworthiness of the provider of the R&W, the number of breaches found on defaulted loans, the success rate in resolving these breaches with the provider of the R&W and the potential amount of time until the recovery is realized.

        The calculation of expected recovery from breaches of R&W involved a variety of scenarios, which ranged from the Company recovering substantially all of the losses it incurred due to violations of R&W, to the Company realizing very limited recoveries. The Company did not include any recoveries related to breaches of R&W in amounts greater than the losses it expected to pay under any given cash flow scenario. These scenarios were probability-weighted in order to determine the recovery incorporated into the Company's estimate of expected losses. This approach was used for both loans that had already defaulted and those assumed to default in the future. In all cases, recoveries were limited to amounts paid or expected to be paid by the Company.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

4. Financial Guaranty Insurance Contracts (Continued)

        The following table shows the balance sheet classification of estimated R&W benefits:

Balance Sheet Classification of R&W Benefit

	As of June 30, 2011			As of December 31, 2010
	For all FG Insurance Contracts	Effect of Consolidating FG VIEs	Reported on Balance Sheet	For all FG Insurance Contracts	Effect of Consolidating FG VIEs	Reported on Balance Sheet
	(in millions)
Salvage and subrogation recoverable	$67.7	$(50.4)	$17.3	$136.9	$(7.6)	$129.3
Loss and LAE reserve	135.1	(38.7)	96.4	114.4	(39.6)	74.8
Unearned premium reserve	1.5	(1.4)	0.1	3.2	(1.1)	2.1

Total	$204.3	$(90.5)	$113.8	$254.5	$(48.3)	$206.2

        The following table represents total estimated recoveries netted in expected loss to be paid, from defective mortgage loans included in certain first and second lien U.S. RMBS loan securitizations that it insures.

Roll Forward of Estimated Benefit from Recoveries from Representation and Warranty Breaches,
Net of Reinsurance

	Future Net R&W Benefit at December 31, 2010	R&W Development and Accretion of Discount During Six Months 2011	R&W Recovered During Six Months 2011(1)	Future Net R&W Benefit at June 30, 2011(2)
	(in millions)
Prime first lien	$0.6	$0.9	$—	$1.5
Alt-A first lien	10.1	3.9	—	14.0
Option ARM	14.3	66.7	(20.0)	61.0
Subprime	—	—	—	—
Closed-end second lien	67.0	18.3	—	85.3
HELOC	162.5	21.1	(141.1)	42.5

Total	$254.5	$110.9	$(161.1)	$204.3

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

4. Financial Guaranty Insurance Contracts (Continued)

	Future Net R&W Benefit at December 31, 2009	R&W Development and Accretion of Discount During Six Months 2010	R&W Recovered During Six Months 2010(1)	Future Net R&W Benefit at June 30, 2010
	(in millions)
Prime first lien	$—	$0.4	$—	$0.4
Alt-A first lien	8.8	1.1	—	9.9
Option ARM	16.3	2.1	(2.1)	16.3
Subprime	—	—	—	—
Closed-end second lien	64.2	2.9	—	67.1
HELOC	193.4	3.2	(12.4)	184.2

Total	$282.7	$9.7	$(14.5)	$277.9

(1)
Gross amounts recovered are $220.5 million and $23.0 million for Six Months 2011 and 2010, respectively.

(2)
Includes R&W benefit of $108.3 million attributable to transactions covered by the Bank of America Agreement.

Financial Guaranty Insurance U.S. RMBS Risks with R&W Benefit as of June 30, 2011 and December 31, 2010

	Number of Risks(1) as of		Debt Service as of
	June 30, 2011	December 31, 2010	June 30, 2011	December 31, 2010
	(dollars in millions)
Prime first lien	1	1	$27.3	$28.6
Alt-A first lien	9	6	376.9	353.3
Option ARM	2	1	211.7	67.9
Subprime	—	—	—	—
Closed-end second lien	2	2	134.9	156.5
HELOC	3	3	527.7	492.3

Total	17	13	$1,278.5	$1,098.6

(1)
A risk represents the aggregate of the financial guaranty policies that share the same revenue source for purposes of making debt service payments.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

4. Financial Guaranty Insurance Contracts (Continued)

        The following table provides a breakdown of the development and accretion amount in the roll forward of estimated recoveries associated with alleged breaches of R&W:

	Second Quarter		Six Months
	2011	2010	2011	2010
	(in millions)
Inclusion of new deals with breaches of R&W during period	$—	$—	$23.5	$0.5
Change in recovery assumptions as the result of additional file review and recovery success	—	—	3.3	0.9
Estimated increase (decrease) in defaults that will result in additional breaches	(17.3)	7.5	(8.1)	7.9
Results of Bank of America Agreement	17.7	—	92.1	—
Accretion of discount on balance	—	0.4	0.1	0.4

Total	$0.4	$7.9	$110.9	$9.7

        The $0.4 million and $11 0.9 million R&W development and accretion of discount during Second Quarter 2011 and Six Months 2011, respectively, in the table above resulted in large part from the Bank of America Agreement executed on April 14, 2011 related to the Company's R&W claims and described under "Bank of America Agreement" in Note 2. The benefit of the Bank of America Agreement is included in the R&W credit for the transactions directly affected by the agreement. In addition, the Bank of America Agreement caused the Company to increase the probability of successful pursuit of R&W claims against other providers where the Company believed those providers were breaching at a similar rate. The remainder of the development primarily relates to additional projected defaults. The Company assumes that recoveries on HELOC and closed-end second lien loans that were not subject to the Bank of America Agreement will occur in two to four years from the balance sheet date depending on the scenarios and that recoveries on Alt-A first lien, Option ARM and subprime loans will occur as claims are paid over the life of the transactions. Recoveries on second lien transactions subject to the Bank of America Agreement will be paid in full by March 31, 2012.

        As of June 30, 2011, cumulative collateral losses on the nine first lien RMBS transactions were approximately $117 million. The Company estimates that cumulative projected collateral losses for these first lien transactions will be $453 million, which will result in estimated gross expected losses to the Company of $123.9 million before considering R&W recoveries from Bank of America, and $24.8 million after considering such R&W recoveries.

XXX Life Insurance Transactions

        The Company has insured $416.0 million of net par in XXX life insurance reserve securitizations based on discrete blocks of individual life insurance business. In each such transaction the monies raised by the sale of the bonds insured by the Company were used to capitalize a special purpose vehicle that provides reinsurance to a life insurer or reinsurer. The monies are invested at inception in accounts managed by third-party investment managers. In order for the Company to incur an ultimate net loss on these transactions, adverse experience on the underlying block of life insurance policies and/or credit losses in the investment portfolio would need to exceed the level of credit enhancement built into the transaction structures. In particular, such credit losses in the investment portfolio could

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

4. Financial Guaranty Insurance Contracts (Continued)

be realized in the event that circumstances arise resulting in the early liquidation of assets at a time when their market value is less than their intrinsic value.

        The Company's $416.0 million in net par of XXX life insurance transactions includes, as of June 30, 2011, a total of $248.2 million rated BIG, consisting of Class A-2 Floating Rate Notes issued by Ballantyne Re p.l.c and Series A-1 Floating Rate Notes issued by Orkney Re II p.l.c ("Orkney Re II"). The Ballantyne Re and Orkney Re II XXX transactions had material amounts of their assets invested in U.S. RMBS transactions. Based on its analysis of the information currently available, including estimates of future investment performance provided by the current investment manager, and projected credit impairments on the invested assets and performance of the blocks of life insurance business at June 30, 2011, the Company's gross expected loss, prior to reinsurance or netting of unearned premium, for its two BIG XXX insurance transactions was $19.3 million. The Company's net loss and LAE reserve was $16.0 million.

Other Notable Loss or Claim Transactions

        The preceding pages describe the asset classes in the financial guaranty portfolio that encompass most of the Company's projected losses. The Company also projects losses on a number of other transactions. The Company has projected expected loss to be paid of $18.9 million on its total net par outstanding of $187.0 million on Jefferson County Alabama Sewer Authority exposure. This estimate is based primarily on the Company's view of how much debt the Authority should be able to support under certain probability-weighted scenarios.

Recovery Litigation

        As of the date of this filing, AGC has filed lawsuits with regard to three second lien U.S. RMBS transactions insured, alleging breaches of R&W both in respect of the underlying loans in the transactions and the accuracy of the information provided to AGC, and failure to cure or repurchase defective loans identified by AGC to such persons. These transactions consist of the ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL2 and the ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL3 transactions (in each of which AGC has sued Deutsche Bank AG affiliate DB Structured Products, Inc. and ACE Securities Corp.), and the SACO I Trust 2005-GP1 transaction (in which AGC has sued JPMorgan Chase & Co.'s affiliate EMC Mortgage Corporation).

        In December 2008, AGUK sued J.P. Morgan Investment Management Inc. ("JPMIM"), the investment manager in the Orkney Re II transaction, alleging that JPMIM engaged in breaches of fiduciary duty, gross negligence and breaches of contract based upon its handling of the investments of Orkney Re II. In January 2010, the court ruled against AGUK on a motion to dismiss filed by JPMIM, dismissing the AGUK's claims for breaches of fiduciary duty and gross negligence on the ground that such claims are preempted by the Martin Act, which is New York's blue sky law, such that only the New York Attorney General has the authority to sue JPMIM. AGUK appealed and, in November 2010, the Appellate Division (First Department) issued a ruling, ordering the court's order to be modified to reinstate AGUK's claims for breach of fiduciary duty and gross negligence and certain of its claims for breach of contract, in each case for claims accruing on or after June 26, 2007. In December 2010, JPMIM filed a motion for permission to appeal to the Court of Appeals on the Martin Act issue; that motion was granted in February 2011. Separately, at the trial court level, a preliminary conference order related to discovery was entered in February 2011 and discovery has commenced.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

4. Financial Guaranty Insurance Contracts (Continued)

Net Loss Summary

        The following table provides information on loss and LAE reserves net of reinsurance and salvage and subrogation recoverable on the consolidated balance sheets.

Loss and LAE Reserve, Net of Reinsurance and Salvage and Subrogation Recoverable

	As of June 30, 2011			As of December 31, 2010
	Loss and LAE Reserve(1)	Salvage and Subrogation Recoverable(2)	Net	Loss and LAE Reserve(1)	Salvage and Subrogation Recoverable(2)	Net
	(in millions)
U.S. RMBS:
First lien:
Prime first lien	$1.2	$—	$1.2	$0.6	$—	$0.6
Alt-A first lien	28.9	—	28.9	27.4	—	27.4
Option ARM	26.2	—	26.2	48.5	—	48.5
Subprime	33.3	—	33.3	27.2	—	27.2

Total first lien	89.6	—	89.6	103.7	—	103.7
Second lien:
Closed-end second lien	6.1	51.5	(45.4)	6.0	16.2	(10.2)
HELOC	32.7	17.6	15.1	2.3	120.7	(118.4)

Total second lien	38.8	69.1	(30.3)	8.3	136.9	(128.6)

Total U.S. RMBS	128.4	69.1	59.3	112.0	136.9	(24.9)
Other structured finance	32.6	2.1	30.5	24.0	2.3	21.7
Public finance	37.1	1.3	35.8	44.4	1.3	43.1

Total financial guaranty	198.1	72.5	125.6	180.4	140.5	39.9
Effect of consolidating FG VIEs	(18.7)	(59.3)	40.6	(17.4)	(8.9)	(8.5)

Total(1)	$179.4	$13.2	$166.2	$163.0	$131.6	$31.4

(1)
The June 30, 2011 loss and LAE consists of $266.2 million loss and LAE reserve, net of $86.8 million of reinsurance recoverable on unpaid losses. The December 31, 2010 loss and LAE consists of $231.1 million loss and LAE reserve net of $68.1 million of reinsurance recoverable on unpaid losses.

(2)
Salvage and subrogation recoverable is net of $15.0 million and $52.4 million in ceded salvage and subrogation recorded in "reinsurance balances payable" at June 30, 2011 and December 31, 2010, respectively

        The following table presents the loss and LAE by sector for financial guaranty insurance contracts that was recorded in the consolidated statements of operations. Amounts presented are net of reinsurance and net of the benefit for recoveries from breaches of R&W.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

4. Financial Guaranty Insurance Contracts (Continued)

Loss and LAE Reported
on the Consolidated Statements of Operations

	Second Quarter		Six Months
	2011	2010	2011	2010
	(in millions)
Financial Guaranty:
U.S. RMBS:
First lien:
Prime first lien	$0.9	$—	$1.0	$—
Alt-A first lien	2.3	3.8	2.2	4.6
Option ARM	4.3	7.7	(22.1)	17.8
Subprime	(1.2)	(0.5)	6.6	6.6

Total first lien	6.3	11.0	(12.3)	29.0
Second lien:
Closed-end second lien	(4.4)	(10.2)	(12.3)	(6.4)
HELOC	10.9	8.4	23.8	14.2

Total second lien	6.5	(1.8)	11.5	7.8

Total U.S. RMBS	12.8	9.2	(0.8)	36.8
Other structured finance	1.8	4.7	5.2	5.8
Public finance	2.2	(10.2)	(3.9)	(4.4)

Total financial guaranty	16.8	3.7	0.5	38.2
Other	—	—	—	—

Subtotal	16.8	3.7	0.5	38.2
Effect of consolidating FG VIEs	1.2	—	(1.2)	—

Total loss and LAE (recoveries)	$18.0	$3.7	(0.7)	$38.2

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

4. Financial Guaranty Insurance Contracts (Continued)

Net Losses Paid (Recovered) on Financial Guaranty Insurance Contracts(1)

	Second Quarter		Six Months
	2011	2010	2011	2010
	(in millions)
Financial Guaranty:
U.S. RMBS:
First lien:
Prime first lien	$—	$—	$—	$—
Alt-A first lien	0.3	—	0.6	(0.9)
Option ARM	—	0.2	0.1	0.2
Subprime	(0.2)	0.3	(0.1)	0.5

Total first lien	0.1	0.5	0.6	(0.2)
Second lien:
Closed-end second lien	7.5	9.4	24.1	18.0
HELOC	(121.9)	18.6	(108.5)	39.5

Total second lien	(114.4)	28.0	(84.4)	57.5

Total U.S. RMBS	(114.3)	28.5	(83.8)	57.3
Other structured finance	(0.2)	0.1	0.3	0.4
Public finance	0.1	6.5	0.2	25.7

Total financial guaranty	(114.4)	35.1	(83.3)	83.4
Other	—	—	—	—

Subtotal	(114.4)	35.1	(83.3)	83.4
Effect of consolidating FG VIEs	(7.1)	(4.2)	(20.7)	(4.2)

Total	$(121.5)	$30.9	$(104.0)	$79.2

(1)
Includes the effect of loss mitigation efforts and cessions not yet settled.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

4. Financial Guaranty Insurance Contracts (Continued)

        The following table provides information on financial guaranty insurance and reinsurance contracts categorized as BIG as of June 30, 2011 and December 31, 2010:

Financial Guaranty Insurance BIG Transaction Loss Summary
June 30, 2011

	BIG Categories
	BIG 1		BIG 2		BIG 3
							Total BIG, Net(1)	Effect of Consolidating VIEs
	Gross	Ceded	Gross	Ceded	Gross	Ceded			Total
	(dollars in millions)
Number of risks(2)	76	(27)	43	(26)	52	(11)	171	—	171
Remaining weighted-average contract period (in years)	14.0	12.6	8.9	8.5	13.9	15.9	12.4	—	12.4
Net outstanding exposure:
Principal	$2,271.5	$(527.9)	$1,198.0	$(227.8)	$2,084.0	$(971.6)	$3,826.2	$—	$3,826.2
Interest	1,255.3	(239.3)	479.6	(87.8)	509.9	(161.4)	1,756.3	—	1,756.3

Total	$3,526.8	$(767.2)	$1,677.6	$(315.6)	$2,593.9	$(1,133.0)	$5,582.5	$—	$5,582.5

Expected cash outflows (inflows)	$58.8	$(9.6)	$310.8	$(50.0)	$932.3	$(383.4)	$858.9	$(120.6)	$738.3
Less:
Potential recoveries(3)	101.9	(15.7)	114.6	(18.7)	652.8	(203.9)	631.0	(158.9)	472.1
Discount	(23.5)	4.3	91.0	(14.0)	144.3	(104.1)	98.0	(17.1)	80.9

Present value of expected cash flows	$(19.6)	$1.8	$105.2	$(17.3)	$135.2	$(75.4)	$129.9	$55.4	$185.3

Unearned premium reserve	$8.5	$(1.9)	$4.9	$(1.0)	$24.1	$(13.5)	$21.1	$(2.4)	$18.7
Reserves (salvage)(4)	$(22.8)	$2.1	$100.7	$(16.5)	$118.7	$(56.6)	$125.6	$40.6	$166.2

Financial Guaranty Insurance BIG Transaction Loss Summary
December 31, 2010

	BIG Categories
	BIG 1		BIG 2		BIG 3
							Total BIG, Net(1)	Effect of Consolidating VIEs
	Gross	Ceded	Gross	Ceded	Gross	Ceded			Total
	(dollars in millions)
Number of risks(2)	61	(24)	44	(24)	48	(10)	153	—	153
Remaining weighted-average contract period (in years)	14.3	13.7	7.0	6.7	13.2	15.8	11.1	—	11.1
Net outstanding exposure:
Principal	$1,478.9	$(297.9)	$1,215.7	$(222.3)	$2,151.8	$(982.2)	$3,344.0	$—	$3,344.0
Interest	1,063.8	(181.0)	346.7	(62.6)	525.6	(165.0)	1,527.5	—	1,527.5

Total	$2,542.7	$(478.9)	$1,562.4	$(284.9)	$2,677.4	$(1,147.2)	$4,871.5	$—	$4,871.5

Expected cash outflows (inflows)	$6.6	$(2.6)	$316.7	$(49.2)	$883.0	$(203.5)	$951.0	$(93.1)	$857.9
Less:
Potential recoveries(3)	2.7	(0.2)	64.2	(10.4)	845.6	(103.3)	798.6	(77.2)	721.4
Discount	0.9	(0.2)	114.4	(17.4)	92.1	(95.6)	94.2	(6.5)	87.7

Present value of expected cash flows	$3.0	$(2.2)	$138.1	$(21.4)	$(54.7)	$(4.6)	$58.2	$(9.4)	$48.8

Unearned premium reserve	$4.5	$(1.0)	$11.3	$(1.6)	$34.9	$(14.5)	$33.6	$(2.1)	$31.5
Reserves (salvage)(4)	$2.8	$(2.0)	$128.0	$(21.3)	$(76.4)	$8.8	$39.9	$(8.5)	$31.4

(1)
Includes BIG amounts related to FG VIEs.

(2)
A risk represents the aggregate of the financial guaranty policies that share the same revenue source for purposes of making debt service payments.

(3)
Includes estimated future recoveries for breaches of R&W as well as excess spread, and draws on HELOCs.

(4)
See table "Components of net reserves (salvage)".

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

4. Financial Guaranty Insurance Contracts (Continued)

Components of Net Reserves (Salvage)

	As of June 30, 2011	As of December 31, 2010
	(in millions)
Loss and LAE reserve	$266.2	$231.1
Reinsurance recoverable on unpaid losses	(86.8)	(68.1)
Salvage and subrogation recoverable	(28.2)	(184.0)
Salvage and subrogation payable(1)	15.0	52.4

Total	$166.2	$31.4

(1)
Recorded as a component of reinsurance balances payable.

Ratings Impact on Financial Guaranty Business

        A downgrade of AGC or AGUK may result in increased claims under financial guaranties issued by the Company. In particular, with respect to variable rate demand obligations ("VRDO") for which a bank has agreed to provide a liquidity facility, a downgrade of the insurer may provide the bank with the right to give notice to bondholders that the bank will terminate the liquidity facility, causing the bondholders to tender their bonds to the bank. Bonds held by the bank accrue interest at a "bank bond" rate that is higher than the rate otherwise borne by the bond (typically the prime rate plus 2.00%-3.00%, often with a floor of 7%, and capped at the maximum legal limit). In the event that the bank holds such bonds for longer than a specified period of time, usually 90-180 days, additionally the bank has the right to demand accelerated repayment of bond principal, usually through payment of equal installments over a period of not less than five years. In the event that a municipal obligor is unable to pay interest accruing at the bank bond rate or to pay principal during the shortened amortization period, a claim could be submitted to the insurer under its financial guaranty policy. As of the date of this filing, the Company has insured approximately $0.2 billion of par of VRDO issued by municipal obligors rated BBB- or lower pursuant to the Company's internal rating. For a number of such obligations, a downgrade of the insurer below A+, in the case of S&P, or below A1, in the case of Moody's Investor Services, Inc. ("Moody's"), triggers the ability of the bank to notify bondholders of the termination of the liquidity facility and to demand accelerated repayment of bond principal over a period of five to ten years. The specific terms relating to the rating levels that trigger the bank's termination right, and whether it is triggered by a downgrade by one rating agency or a downgrade by all rating agencies then rating the insurer, vary depending on the transaction.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

5. Fair Value Measurement

        The Company carries the majority of its assets and liabilities at fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (i.e., exit price). The price represents the price available in the principal market for the asset or liability. If there is no principal market, then the price is based on the market that maximizes the value received for an asset or minimizes the amount paid for a liability (i.e., the most advantageous market).

        Fair value is based on quoted market prices, where available. If listed prices or quotes are not available, fair value is based on either internally developed models that primarily use, as inputs, market-based or independently sourced market parameters, including but not limited to yield curves, interest rates and debt prices or with the assistance of an independent third-party using a discounted cash flow approach and the third-party's proprietary pricing models. In addition to market information, models also incorporate transaction details, such as maturity of the instrument and contractual features designed to reduce the Company's credit exposure such as collateral rights.

        Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. These adjustments include amounts to reflect counterparty credit quality, the Company's creditworthiness, constraints on liquidity and unobservable parameters. As markets and products develop and the pricing for certain products becomes more or less transparent, the Company continues to refine its methodologies. During 2011, no changes were made to the Company's valuation models that had or are expected to have a material impact on the Company's consolidated balance sheets or statements of operations and comprehensive income.

        The Company's methods for calculating fair value produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. The use of different methodologies or assumptions to determine fair value of certain financial instruments could result in a different estimate of fair value at the reporting date.

        The fair value hierarchy is determined based on whether the inputs to valuation techniques used to measure fair value are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect Company estimates of market assumptions. The fair value hierarchy prioritizes model inputs into three broad levels as follows, with level 1 being the highest and level 3 the lowest. An asset or liability's categorization within the fair value hierarchy is based on the lowest level of significant input to its valuation. All three levels require the use of observable market data when available.

        Level 1—Quoted prices for identical instruments in active markets.

        Level 2—Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and observable inputs other than quoted prices, such as interest rates or yield curves and other inputs derived from or corroborated by observable market inputs.

        Level 3—Model derived valuations in which one or more significant inputs or significant value drivers are unobservable. Financial instruments are considered Level 3 when their values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable. Level 3 financial instruments also include

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

5. Fair Value Measurement (Continued)

those for which the determination of fair value requires significant management judgment or estimation.

        Transfers between levels 1, 2 and 3 are recognized at the beginning of the period when the transfer occurs. The Company reviews the classification between levels 1, 2 and 3 quarterly to determine whether a transfer is necessary.

        In May 2011, the FASB issued ASU 2011-04, "Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards ("IFRS")" (Topic 820: Fair Value Measurement). ASU 2011-04 develops common requirements for measuring fair value and for disclosing information about fair value measurements to improve the comparability of financial statements prepared in accordance with U.S. GAAP and IFRS. ASU 2011-04 does not require additional fair value measurements and is not intended to establish valuation standards or affect valuation practices outside of financial reporting. The amendments are to be applied prospectively and are effective during interim and annual periods beginning after December 15, 2011, which corresponds to the Company's first quarter of fiscal year 2012. Early application by public entities is not permitted. Accordingly, the Company has not yet adopted this guidance and is evaluating the impact of this pronouncement.

Financial Instruments Carried at Fair Value

        Amounts recorded at fair value in the Company's financial statements are included in the tables below.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

5. Fair Value Measurement (Continued)

Fair Value Hierarchy of Financial Instruments Carried at Fair Value
As of June 30, 2011

		Fair Value Hierarchy
	Fair Value	Level 1	Level 2	Level 3
	(in millions)
Assets:
Investment portfolio, available-for-sale:
Fixed maturity securities:
U.S. government and agencies	$497.9	$—	$497.9	$—
Obligations of state and political subdivisions	1,586.5	—	1,586.5	—
Corporate securities	201.4	—	201.4	—
Mortgage-backed securities:
RMBS	131.3	—	113.2	18.1
Commercial Mortgage-Backed Securities ("CMBS")	88.1	—	88.1	—
Asset-backed securities	30.7	—	21.7	9.0
Foreign government securities	88.7	—	88.7	—

Total fixed maturity securities	2,624.6	—	2,597.5	27.1
Short-term investments	207.1	6.9	200.2	—
Credit derivative assets	413.8	—	—	413.8
FG VIEs' assets, at fair value	927.4	—	—	927.4
Other assets(1)	26.1	14.4	11.7	—

Total assets carried at fair value	$4,199.0	$21.3	$2,809.4	$1,368.3

Liabilities:
Credit derivative liabilities	$1,667.0	$—	$—	$1,667.0
FG VIEs' liabilities with recourse, at fair value	542.9	—	—	542.9
FG VIEs' liabilities without recourse, at fair value	434.2	—	—	434.2

Total liabilities carried at fair value	$2,644.1	$—	$—	$2,644.1

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

5. Fair Value Measurement (Continued)

Fair Value Hierarchy of Financial Instruments Carried at Fair Value
As of December 31, 2010

		Fair Value Hierarchy
	Fair Value	Level 1	Level 2	Level 3
	(in millions)
Assets:
Investment portfolio, available-for-sale:
Fixed maturity securities:
U.S. government and agencies	$484.3	$—	$484.3	$—
Obligations of state and political subdivisions	1,437.5	—	1,437.5	—
Corporate securities	224.8	—	224.8	—
Mortgage-backed securities:
RMBS	113.5	—	77.7	35.8
CMBS	80.3	—	80.3	—
Asset-backed securities	59.3	—	47.6	11.7
Foreign government securities	89.2	—	89.2	—

Total fixed maturity securities	2,488.9	—	2,441.4	47.5
Short-term investments	235.7	13.6	222.1	—
Credit derivative assets	399.5	—	—	399.5
FG VIEs' assets, at fair value	966.0	—	—	966.0
Other assets(1)	21.4	10.3	11.1	—

Total assets carried at fair value	$4,111.5	$23.9	$2,674.6	$1,413

Liabilities:
Credit derivative liabilities	$1,360.4	$—	$—	$1,360.4
FG VIEs' liabilities with recourse, at fair value	523.5	—	—	523.5
FG VIEs' liabilities without recourse, at fair value	495.7	—	—	495.7

Total liabilities carried at fair value	$2,379.6	$—	$—	$2,379.6

(1)
Includes fair value of AGC committed capital securities ("CCS") and supplemental executive retirement account assets.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

5. Fair Value Measurement (Continued)

Changes in Level 3 Fair Value Measurements

        The table below presents a roll forward of financial instruments whose fair value included significant unobservable inputs (Level 3).

Fair Value Level 3 Roll Forward
Recurring Basis

	Second Quarter 2011
	Fixed Maturity Securities								FG VIEs' Liabilities without Recourse, at Fair Value
							FG VIEs' Liabilities with Recourse, at Fair Value
	RMBS	Asset-Backed Securities	FG VIEs' Assets, at Fair Value		Credit Derivative Asset (Liability), net(4)
	(in millions)
Fair value at March 31, 2011	$36.0	$11.0	$1,000.7		$(1,205.7)		$(518.5)		$(511.3)
Total pretax realized and unrealized gains/(losses)(1) recorded in:
Net income (loss)	1.3 (2)	0.1 (2)	(73.6	)(3)	(67.8	)(5)	(9.5	)(3)	58.7 (3)
Other comprehensive income (loss)	(3.4)	(2.1)	—		—		—		—
Sales	(2.1)	—	—		—		—		—
Settlements	—	—	(17.8)		20.3		30.5		18.4
FG VIE Consolidations	(13.7)	—	18.1		—		(45.4)		—

Fair value at June 30, 2011	$18.1	$9.0	$927.4		$(1,253.2)		$(542.9)		$(434.2)

Change in unrealized gains/(losses) related to financial instruments held at June 30, 2011	$(3.4)	$(2.1)	$(32.6)		$(29.8)		(9.5)		41.5

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

5. Fair Value Measurement (Continued)

	Second Quarter 2010
	Fixed Maturity Securities - RMBS	FG VIEs' Assets, at Fair Value		Credit Derivative Asset (Liability), net(4)	FG VIEs' Liabilities with Recourse, at Fair Value		FG VIEs' Liabilities without Recourse, at Fair Value
	(in millions)
Fair value at March 31, 2010	$31.4	$369.8		$(614.0)	$(403.7)		$(14.7)
Total pretax realized and unrealized gains/(losses)(1) recorded in:
Net income (loss)	3.7 (2)	27.5	(3)	31.1 (5)	(35.9	)(3)	—
Other comprehensive income (loss)	(8.1)	—		—	—		—
Purchases, issuances, sales, settlements, net	0.2	(4.9)		(11.6)	6.3		2.2
Transfers in and/or out of Level 3	8.7	—		—	—		—

Fair value at June 30, 2010	$35.9	$392.4		$(594.5)	$(433.3)		$(12.5)

Change in unrealized gains/(losses) related to financial instruments held at June 30, 2010	$(8.1)	$25.0		$7.4	$37.6		$(2.1)

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

5. Fair Value Measurement (Continued)

	Six Months 2011
	Fixed Maturity Securities								FG VIEs' Liabilities without Recourse, at Fair Value
							FG VIEs' Liabilities with Recourse, at Fair Value
	RMBS	Asset-Backed Securities	FG VIEs' Assets, at Fair Value		Credit Derivative Asset (Liability), net(4)
	(in millions)
Fair value at December 31, 2010	$35.8	$11.7	$966.0		$(960.9)		$(523.5)		$(495.7)
Total pretax realized and unrealized gains/(losses)(1) recorded in:
Net income (loss)	2.6 (2)	0.1 (2)	(13.3	)(3)	(292.2	)(5)	(32.6	)(3)	23.7 (3)
Other comprehensive income (loss)	2.8	(2.8)	—		—		—		—
Sales	(9.4)	—	—		—		—		—
Settlements	—	—	(43.4)		(0.1)		58.6		37.8
FG VIE Consolidations	(13.7)	—	18.1		—		(45.4)		—

Fair value at June 30, 2011	$18.1	$9.0	$927.4		$(1,253.2)		$(542.9)		$(434.2)

Change in unrealized gains/(losses) related to financial instruments held at June 30, 2011	$2.8	$(2.8)	$62.9		$(266.0)		$(32.6)		$(21.3)

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

5. Fair Value Measurement (Continued)

	Six Months 2010
	Fixed Maturity Securities - RMBS	FG VIEs' Assets, at Fair Value		Credit Derivative Asset (Liability), net(4)	FG VIEs' Liabilities with Recourse, at Fair Value		FG VIEs' Liabilities without Recourse, at Fair Value
	(in millions)
Fair value at December 31, 2009	$—	$—		$(824.7)	$—		$—
Adoption of new accounting standard	—	348.3		—	(390.3)		(18.1)

Fair value at January 1, 2010	—	348.3		(824.7)	(390.3)		(18.1)
Total pretax realized and unrealized gains/(losses)(1) recorded in:
Net income (loss)	3.6 (2)	54.5	(3)	233.9 (5)	(52.4	)(3)	1.0 (3)
Other comprehensive income (loss)	(7.4)	—		—	—		—
Purchases, issuances, sales, settlements, net	2.6	(10.4)		(3.7)	9.4		4.6
Transfers in and/or out of Level 3	37.1	—		—	—		—

Fair value at June 30, 2010	$35.9	$392.4		$(594.5)	$(433.3)		$(12.5)

Change in unrealized gains/(losses) related to financial instruments held at June 30, 2010	$(7.4)	$56.9		$222.2	$19.0		$(4.9)

(1)
Realized and unrealized gains (losses) from changes in values of Level 3 financial instruments represent gains (losses) from changes in values of those financial instruments only for the periods in which the instruments were classified as Level 3.

(2)
Included in net realized investment gains (losses) and net investment income.

(3)
Included in net change in fair value of FG VIEs.

(4)
Represents net position of credit derivatives. The consolidated balance sheet presents gross assets and liabilities based on net counterparty exposure.

(5)
Reported in net change in fair value of credit derivatives.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

5. Fair Value Measurement (Continued)

        The carrying amount and estimated fair value of financial instruments are presented in the following table:

Fair Value of Financial Instruments

	As of June 30, 2011		As of December 31, 2010
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
	(in millions)
Assets:
Fixed maturity securities	$2,624.6	$2,624.6	$2,488.9	$2,488.9
Short-term investments	207.1	207.1	235.7	235.7
Other invested assets	12.5	12.5	12.5	12.5
Credit derivative assets	413.8	413.8	399.5	399.5
FG VIEs' assets, at fair value	927.4	927.4	966.0	966.0
Other assets	26.1	26.1	21.4	21.4
Liabilities:
Financial guaranty insurance contracts(1)	868.6	553.3	765.6	979.2
Note payable to affiliate	300.0	284.4	300.0	300.9
Credit derivative liabilities	1,667.0	1,667.0	1,360.4	1,360.4
FG VIEs' liabilities with recourse, at fair value	542.9	542.9	523.5	523.5
FG VIEs' liabilities without recourse, at fair value	434.2	434.2	495.7	495.7

(1)
Carrying amount includes the balance sheet amounts related to financial guaranty insurance contract premiums and losses, net of reinsurance. Fair value measurement is Level 3 in the fair value hierarchy.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

6. Financial Guaranty Contracts Accounted for as Credit Derivatives

        The Company has a portfolio of financial guaranty contracts accounted for as derivatives (primarily CDS) that meet the definition of a derivative in accordance with GAAP. Credit derivative transactions are governed by ISDA documentation and operate differently from financial guaranty insurance contracts. For example, the Company's control rights with respect to a reference obligation under a credit derivative may be more limited than when the Company issues a financial guaranty insurance contract. In addition, while the Company's exposure under credit derivatives, like the Company's exposure under financial guaranty insurance contracts, has been generally for as long as the reference obligation remains outstanding, unlike financial guaranty contracts, a credit derivative may be terminated for a breach of the ISDA documentation or other specific events. A loss payment is made only upon the occurrence of one or more defined credit events with respect to the referenced securities or loans. A credit event may be a non-payment event such as a failure to pay, bankruptcy or restructuring, as negotiated by the parties to the credit derivative transactions. If events of default or termination events specified in the credit derivative documentation were to occur, the non-defaulting or the non-affected party, which may be either the Company or the counterparty, depending upon the circumstances, may decide to terminate a credit derivative prior to maturity. The Company may be required to make a termination payment to its swap counterparty upon such termination. The Company may not unilaterally terminate a CDS contract, however, the Company has mutually agreed with various counterparties to terminate certain CDS transactions. See "Net Change in Fair Value of Credit Derivatives."

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

6. Financial Guaranty Contracts Accounted for as Credit Derivatives (Continued)

Credit Derivative Net Par Outstanding by Sector

        The estimated remaining weighted average life of credit derivatives was 6.2 years at June 30, 2011 and 6.4 years at December 31, 2010. The components of the Company's credit derivative net par outstanding are presented below.

Credit Derivatives Net Par Outstanding

	As of June 30 2011				As of December 31, 2010
Asset Type	Net Par Outstanding	Original Subordination(1)	Current Subordination(1)	Weighted Average Credit Rating	Net Par Outstanding	Original Subordination(1)	Current Subordination(1)	Weighted Average Credit Rating
	(dollars in millions)
Pooled corporate obligations:
Collateralized loan obligations/Collateralized bond obligations	$14,916	36.8%	34.5%	AAA	$16,648	36.2%	32.9%	AAA
Synthetic investment grade pooled corporate	702	30.0	30.1	AAA	702	30.0	30.1	AAA
Trust preferred securities collateralized debt obligations	3,589	46.9	31.0	BB	4,360	47.0	31.5	BB+
Market value collateralized debt obligations of corporate obligations	2,410	42.9	36.1	AAA	2,729	44.9	39.6	AAA

Total pooled corporate obligations	21,617	38.9	33.9	AA+	24,439	38.9	33.3	AA+
U.S. RMBS:
Option ARM and Alt-A first lien	3,388	19.6	15.1	B+	3,656	19.7	17.0	B+
Subprime first lien	3,239	30.0	53.9	A+	3,389	27.9	50.4	A+
Prime first lien	358	10.9	9.5	B	390	10.9	10.3	B
Closed-end second lien and HELOCs(2)	9	—	—	AA-	10	—	—	AA-

Total U.S. RMBS	6,994	23.9	32.6	BBB-	7,445	23.1	32.4	BBB-
CMBS	3,681	33.8	39.4	AAA	5,461	29.8	31.3	AAA
Other	4,562	—	—	A+	5,224	—	—	AA-

Total	$36,854			AA	$42,569			AA

(1)
Represents the sum of subordinate tranches and overcollateralization and does not include any benefit from excess interest collections that may be used to absorb losses.

(2)
Many of the closed-end second lien transactions insured by the Company have unique structures whereby the collateral may be written down for losses without a corresponding write-down of the obligations insured by the Company. Many of these transactions are currently undercollateralized, with the principal amount of collateral being less than the principal amount of the obligation insured by the Company. The Company is not required to pay principal shortfalls until legal maturity (rather than making timely principal payments), and takes the undercollateralization into account when estimating expected losses for these transactions.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

6. Financial Guaranty Contracts Accounted for as Credit Derivatives (Continued)

        The Company's exposure to pooled corporate obligations is highly diversified in terms of obligors and, except in the case of collateralized debt obligations backed by trust preferred securities ("TruPS CDOs"), industries. Most pooled corporate transactions are structured to limit exposure to any given obligor and industry. The majority of the Company's pooled corporate exposure consists of collateralized loan obligations ("CLOs"). Most of these CLOs have an average obligor size of less than 1% of the total transaction and typically restrict the maximum exposure to any one industry to approximately 10%. The Company's exposure also benefits from embedded credit enhancement in the transactions, which allows a transaction to sustain a certain level of losses in the underlying collateral, further insulating the Company from industry-specific concentrations of credit risk on these deals.

        The Company's TruPS CDO asset pools are generally less diversified by obligors and industries than the typical CLO asset pool. Also, the underlying collateral in TruPS CDOs consists primarily of subordinated debt instruments such as TruPS CDOs issued by banks, real estate investment trusts and insurance companies, while CLOs typically contain primarily senior secured obligations. Finally, TruPS CDOs typically contain interest rate hedges that may complicate the cash flows. However, to mitigate these risks TruPS CDOs were typically structured with higher levels of embedded credit enhancement than typical CLOs.

        The Company's exposure to "Other" CDS contracts is also highly diversified. It includes $2.1 billion of exposure to three pooled infrastructure transactions comprising diversified pools of international infrastructure project transactions and loans to regulated utilities. These pools were all structured with underlying credit enhancement sufficient for the Company to attach at super senior AAA levels. The remaining $2.5 billion of exposure in "Other" CDS contracts comprises numerous deals typically structured with significant underlying credit enhancement and spread across various asset classes, such as commercial receivables, international RMBS securities, infrastructure, regulated utilities and consumer receivables.

        The following table summarizes net par outstanding by rating of the credit derivatives portfolio.

Distribution of Credit Derivative Net Par Outstanding by Internal Rating

	June 30, 2011		December 31, 2010
Ratings	Net Par Outstanding	% of Total	Net Par Outstanding	% of Total
	(dollars in millions)
Super Senior	$8,359	22.7%	$9,325	21.9%
AAA	15,139	41.1	17,799	41.8
AA	2,321	6.3	3,232	7.6
A	2,612	7.1	2,999	7.0
BBB	2,475	6.7	3,322	7.8
BIG	5,948	16.1	5,892	13.9

Total credit derivative net par outstanding	$36,854	100.0%	$42,569	100.0%

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

6. Financial Guaranty Contracts Accounted for as Credit Derivatives (Continued)

        The following tables present details about the Company's U.S. RMBS CDS by vintage.

U.S. Residential Mortgage-Backed Securities

	June 30, 2011
					Net Change in Unrealize Gain (Loss)
				Weighted Average Credit Internal Rating
Vintage	Net Par Outstanding (in millions)	Original Subordination(1)	Current Subordination(1)		Second Quarter 2011	Six Months 2011
					(in millions)
2004 and Prior	$112	6.2%	19.3%	A	$0.3	$(3.0)
2005	2,401	30.3	64.0	AA-	2.5	(13.0)
2006	1,074	29.1	35.4	BBB+	(51.6)	(86.5)
2007	3,407	18.6	12.7	B	10.7	(156.8)

Total	$6,994	23.9%	32.6%	BBB-	$(38.1)	$(259.3)

(1)
Represents the sum of subordinate tranches and overcollateralization and does not include any benefit from excess interest collections that may be used to absorb losses.

        The following table presents additional details about the Company's CMBS transactions by vintage:

Commercial Mortgage-Backed Securities

	June 30, 2011
					Net Change in Unrealized Gain (Loss)
				Weighted Average Credit Internal Rating
Vintage	Net Par Outstanding (in millions)	Original Subordination(1)	Current Subordination(1)		Second Quarter 2011	Six Months 2011
					(in millions)
2004 and Prior	$242	29.6%	56.8%	AAA	$(0.1)	$(0.2)
2005	507	17.8	26.4	AAA	—	(0.1)
2006	1,737	33.5	38.7	AAA	8.0	8.5
2007	1,195	42.6	43.6	AAA	(0.3)	(0.1)

Total	$3,681	33.8%	39.4%	AAA	$7.6	$8.1

(1)
Represents the sum of subordinate tranches and overcollateralization and does not include any benefit from excess interest collections that may be used to absorb losses.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

6. Financial Guaranty Contracts Accounted for as Credit Derivatives (Continued)

Net Change in Fair Value of Credit Derivatives

        The following table disaggregates the components of net change in fair value of credit derivatives.

Net Change in Fair Value of Credit Derivatives Gain (Loss)

	Second Quarter		Six Months
	2011	2010	2011	2010
	(in millions)
Net credit derivative premiums received and receivable	$17.0	$19.0	$38.2	$37.7
Net ceding commissions (paid and payable) received and receivable	1.8	1.9	3.9	3.9

Realized gains on credit derivatives	18.8	20.9	42.1	41.6
Termination losses	(17.4)	—	(17.4)	—
Net credit derivative losses (paid and payable) recovered and recoverable	(20.1)	3.0	(33.0)	(24.4)

Total realized gains and other settlements on credit derivatives	(18.7)	23.9	(8.3)	17.2
Total unrealized gains (losses) on credit derivatives	(49.1)	7.2	(283.9)	216.7

Net change in fair value of credit derivatives	$(67.8)	$31.1	$(292.2)	$233.9

        In Second Quarter 2011 and Six Months 2011, CDS contracts totaling $3.1 billion and $4.7 billion, respectively, in net par were terminated. The Company received $1.9 million and $6.7 million, in Second Quarter 2011 and Six Months 2011, respectively, which represent the acceleration of future premium revenues for the terminated CDS and are included in the table above in the "net credit derivative premiums received and receivable" line item. In addition, the Company paid $17.4 million to terminate several CMBS CDS transactions which carried high rating agency capital charges. Changes in the fair value of credit derivatives occur primarily because of changes in interest rates, credit spreads, credit ratings of the referenced entities, realized gains and other settlements, and the issuing company's own credit rating credit spreads and other market factors. Except for estimated credit impairments (i.e., net expected payments), the unrealized gains and losses on credit derivatives is expected to reduce to zero as the exposure approaches its maturity date. With considerable volatility continuing in the market, unrealized gains (losses) on credit derivatives may fluctuate significantly in future periods.

        During Second Quarter 2011 and 2010, the Company made $20.1 million and $0.9 million in claim payments on credit derivatives, respectively. During Six Months 2011 and 2010, the Company made $33.0 million and $28.3 million in claim payments on credit derivatives, respectively.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

6. Financial Guaranty Contracts Accounted for as Credit Derivatives (Continued)

Net Unrealized Gains (Losses) on Credit Derivatives
By Sector

	Second Quarter		Six Months
Asset Type	2011	2010	2011	2010
	(in millions)
Pooled corporate obligations:
CLOs/Collateralized bond obligations	$3.2	$2.0	$3.3	$3.0
Synthetic investment grade pooled corporate	(0.1)	0.7	(0.2)	(0.1)
TruPS CDOs	(10.1)	28.5	(26.2)	51.8
Market value CDOs of corporate obligations	(0.2)	(0.1)	(0.3)	0.1

Total pooled corporate obligations	(7.2)	31.1	(23.4)	54.8
U.S. RMBS:
Option ARM and Alt-A first lien	31.8	8.3	(169.1)	123.6
Subprime first lien	(58.8)	0.3	(79.7)	0.9
Prime first lien	(11.1)	4.5	(10.5)	16.4

Total U.S. RMBS	(38.1)	13.1	(259.3)	140.9
CMBS	7.6	0.3	8.1	8.3
Other(1)	(11.4)	(37.3)	(9.3)	12.7

Total	$(49.1)	$7.2	$(283.9)	$216.7

(1)
"Other" includes all other U.S. and international asset classes, such as commercial receivables, international infrastructure, international RMBS securities and pooled infrastructure securities.

Components of Credit Derivative Assets (Liabilities)

	As of June 30, 2011	As of December 31, 2010
	(in millions)
Credit derivative assets	$413.8	$399.5
Credit derivative liabilities	(1,667.0)	(1,360.4)

Net fair value of credit derivatives	$(1,253.2)	$(960.9)

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

6. Financial Guaranty Contracts Accounted for as Credit Derivatives (Continued)

Net Fair Value and Expected Losses of Credit Derivatives by Sector
As of June 30, 2011

Asset Type	Credit Derivative Asset (Liability), net	Present Value of Expected Net Claim Payments(2)
	(in millions)
Pooled corporate obligations:
CLOs/Collateralized bond obligations	$0.8	$—
Synthetic investment grade pooled corporate	1.4	—
TruPS CDOs	(41.7)	(42.5)
Market value CDOs of corporate obligations	3.0	—

Total pooled corporate obligations	(36.5)	(42.5)
U.S. RMBS:
Option ARM and Alt-A first lien	(887.5)	(210.1)
Subprime first lien	(73.2)	(77.4)
Prime first lien	(88.2)	—

Total U.S. RMBS	(1,048.9)	(287.5)
CMBS	(3.1)	—
Other(1)	(164.7)	(51.1)

Total	$(1,253.2)	$(381.1)

(1)
"Other" includes all other U.S. and international asset classes, such as commercial receivables, international infrastructure, international RMBS securities and pooled infrastructure securities.

(2)
Represents amount in excess of the present value of future installment fees to be received of $47.8 million.

        One of the key assumptions of the Company's internally developed model is gross spread and how that gross spread is allocated.

        Gross spread is the difference between the yield of a security paid by an issuer on an insured versus uninsured basis or, in the case of a CDS transaction, the difference between the yield and an index such as the London Interbank Offered Rate ("LIBOR"). Such pricing is well established by historical financial guaranty fees relative to capital market spreads as observed and executed in competitive markets, including in financial guaranty reinsurance and secondary market transactions. Gross spread on a financial guaranty accounted for as CDS is allocated among:

  1.
  the profit the originator, usually an investment bank, realizes for putting the deal together and funding the transaction ("bank profit");

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

6. Financial Guaranty Contracts Accounted for as Credit Derivatives (Continued)

  2.
  premiums paid to the Company for the Company's credit protection provided ("net spread"); and

  3.
  the cost of CDS protection purchased on the Company by the originator to hedge their counterparty credit risk exposure to the Company ("hedge cost").

        The premium the Company receives is referred to as the "net spread." The Company's own credit risk is factored into the determination of net spread based on the impact of changes in the quoted market price for credit protection bought on the Company, as reflected by quoted market prices on CDS referencing AGC. The cost to acquire CDS protection referencing AGC affects the amount of spread on CDS deals that the Company retains and, hence, their fair value. As the cost to acquire CDS protection referencing AGC increases, the amount of premium the Company retains on a deal generally decreases. As the cost to acquire CDS protection referencing AGC decreases, the amount of premium the Company retains on a deal generally increases. In the Company's valuation model, the premium the Company captures is not permitted to go below the minimum rate that the Company would currently charge to assume similar risks. This assumption can have the effect of mitigating the amount of unrealized gains that are recognized on certain CDS contracts.

        The Company determines the fair value of its CDS contracts by applying the difference between the current net spread and the contractual net spread for the remaining duration of each contract to the notional value of its CDS contracts.

        The Company's fair value model inputs are gross spread, credit spreads on risks assumed and credit spreads on the Company's name. Gross spread is an input into the Company's fair value model that is used to ultimately determine the net spread a comparable financial guarantor would charge the Company to transfer risk at the reporting date. The Company's estimate of the fair value represents the difference between the estimated present value of premiums that a comparable financial guarantor would accept to assume the risk from the Company on the current reporting date, on terms identical to the original contracts written by the Company and the contractual premium for each individual credit derivative contract. Gross spread was an observable input that the Company historically obtained for deals it had closed or bid on in the market place prior to the credit crisis. The Company uses these historical gross spreads as a reference point to estimate fair value in current reporting periods.

        In Second Quarter 2011, U.S. RMBS unrealized fair value losses were generated primarily in the subprime and prime first lien RMBS sectors due to wider implied net spreads. The wider implied net spreads were a result of price deterioration as well as the decreased cost to buy protection in AGC's name as the market cost of AGC's credit protection declined. These transactions were pricing above their floor levels (or the minimum rate at which the Company would consider assuming these risks based on historical experience); therefore when the cost of purchasing CDS protection on AGC, which management refers to as the CDS spread on AGC, declined, the implied spreads that the Company would expect to receive on these transactions increased. The unrealized fair value gains in the Option ARM and Alt-A first lien sectors, were a result of an increase in fair value attributable to R&W benefits on several Alt-A first lien and Option ARM credit derivative transactions, as a result of the Bank of America Agreement. The unrealized fair value gains in the Alt-A first lien and Option ARM sectors were partially offset by wider implied net spreads on these transactions, which resulted from the decreased cost to buy protection in AGC's name.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

6. Financial Guaranty Contracts Accounted for as Credit Derivatives (Continued)

        The impact of changes in credit spreads will vary based upon the volume, tenor, interest rates and other market conditions at the time these fair values are determined. In addition, since each transaction has unique collateral and structural terms, the underlying change in fair value of each transaction may vary considerably. The fair value of credit derivative contracts also reflects the change in the Company's own credit cost based on the price to purchase credit protection on AGC. The Company determines its own credit risk based on quoted CDS prices traded on the Company at each balance sheet date. Generally, a widening of the CDS prices traded on AGC has an effect of offsetting unrealized losses that result from widening general market credit spreads, while a narrowing of the CDS prices traded on AGC has an effect of offsetting unrealized gains that result from narrowing general market credit spreads. An overall narrowing of spreads generally results in an unrealized gain on credit derivatives for the Company and an overall widening of spreads generally results in an unrealized loss for the Company.

Effect of the Company's Credit Spread on Credit Derivatives Fair Value

	As of June 30, 2011	As of March 31, 2011	As of December 31, 2010	As of June 30, 2010	As of March 31, 2010	As of December 31, 2009
	(dollars in millions)
Quoted price of AGC CDS contract (in basis points)	634	724	804	1,010	734	634
Fair value of asset/(liability) of credit derivatives:
Before considering implication of the Company's credit spreads	$(3,211.7)	$(3,260.5)	$(2,936.1)	$(2,862.1)	$(2,508.3)	$(2,630.2)
After considering implication of the Company's credit spreads	$(1,253.2)	$(1,205.7)	$(960.9)	$(594.5)	$(614.0)	$(824.7)

        The $3.2 billion liability as of June 30, 2011, which represents the fair value of CDS contracts before considering the implications of AGC's credit spreads, is a direct result of continued wide credit spreads in the fixed income security markets, and ratings downgrades. The asset classes that remain most affected are recent vintages of Alt-A first lien and subprime RMBS deals, as well as trust-preferred securities. When looking at June 30, 2011, compared to December 31, 2010, there was a widening of spreads relating to the Company's Alt-A first lien and Subprime RMBS transactions, which was partially offset by an increase in the fair value of R&W benefits, as they relate to the Company's CDS contracts. These price movements during the referenced period resulted in a loss of approximately $275.6 million before taking into account AGC's credit spreads.

        Management believes that the trading level of AGC's credit spread are due to the correlation between AGC's risk profile and the current risk profile and the broader financial markets and to increased demand for credit protection against AGC as the result of its financial guaranty volume, as well as the overall lack of liquidity in the CDS market. Offsetting the benefit attributable to AGC's credit spread were declines in fixed income security market prices primarily attributable to widening spreads in certain markets as a result of the continued deterioration in credit markets and some credit

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

6. Financial Guaranty Contracts Accounted for as Credit Derivatives (Continued)

rating downgrades. The higher credit spreads in the fixed income security market are due to the lack of liquidity in the high-yield CDO and CLO markets as well as continuing market concerns over the most recent vintages of subprime RMBS.

Ratings Sensitivities of Credit Derivative Contracts

        The Company has $2.7 billion in CDS par insured that have rating triggers that allow the CDS counterparty to terminate in the case of a rating downgrade. If the ratings of AGC were reduced below certain levels and its counterparty elected to terminate the CDS, AG Financial Products Inc. ("AGFP") could be required to make a termination payment on certain of its credit derivative contracts as determined under the relevant documentation. Under certain documents, AGFP may have the right to cure the termination event by posting collateral, assigning its rights and obligations in respect of the transactions to a third- party or seeking a third-party guaranty of the obligations of AGC. AGFP currently has three ISDA master agreements under which the applicable counterparty could elect to terminate transactions upon a rating downgrade of AGC: if AGC's ratings were downgraded to BBB- or Baa3, $89 million in par insured could be terminated by one counterparty; and if AGC's ratings were downgraded to BB+ or Ba1, approximately $2.6 billion in par insured could be terminated by the other two counterparties. The obligations of AGFP under these ISDA master agreements are insured by AGC. The Company does not believe that it can accurately estimate the termination payments AGFP could be required to make if, as a result of any such downgrade, a CDS counterparty terminated its CDS contracts with AGFP. These payments could have a material adverse effect on the Company's liquidity and financial condition.

        Under a limited number of other CDS contracts, AGC may be required to post eligible securities as collateral—generally cash or U.S. government or agency securities. For certain of such contracts, this requirement is based on a mark-to-market valuation, as determined under the relevant documentation, in excess of contractual thresholds that decline or are eliminated if AGC's ratings decline. Under other contracts, AGC has negotiated caps such that the posting requirement cannot exceed a certain amount. As of June 30, 2011, and without giving effect to thresholds that apply at current ratings, the amount of par that is subject to collateral posting is approximately $15.8 billion, for which AGC has agreed to post approximately $767.9 million of collateral. AGC may be required to post additional collateral from time to time, depending on its ratings and on the market values of the transactions subject to the collateral posting. Counterparties have agreed that for approximately $15.2 billion of that $15.8 billion, the maximum amount that AGC could be required to post is capped at $625 million at current rating levels (which amount is included in the $767.9 million that AGC has agreed to post). Such cap increases by $50 million to $675 million in the event AGC's ratings are downgraded to A+ or A3.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

7. Consolidation of Variable Interest Entities

        The Company provides financial guaranties with respect to debt obligations of special purpose entities, including VIEs. The Company has not originated any VIEs nor acted as the servicer or collateral manager for any VIE transactions that it insures. The transaction structure generally provides certain financial protections to the Company. This financial protection can take several forms, the most common of which are overcollateralization, first-loss protection (or subordination) and excess spread. In the case of overcollateralization (i.e., the principal amount of the securitized assets exceeds the principal amount of the structured finance obligations guaranteed by the Company), the structure allows defaults of the securitized assets before a default is experienced on the structured finance obligation guaranteed by the Company. In the case of first-loss, the financial guaranty insurance policy only covers a senior layer of losses experienced by multiple obligations issued by special purpose entities, including VIEs. The first loss exposure with respect to the assets is either retained by the seller or sold off in the form of equity or mezzanine debt to other investors. In the case of excess spread, the financial assets contributed to special purpose entities, including VIEs, generate cash flows that are in excess of the interest payments on the debt issued by the special purpose entity. Such excess spread is typically distributed through the transaction's cash flow waterfall and may be used to create additional credit enhancement, applied to redeem debt issued by the special purpose entities, including VIEs (thereby, creating additional overcollateralization), or distributed to equity or other investors in the transaction.

        The Company is not primarily liable for the debt obligations issued by the FG VIEs it insures and would only be required to make payments on these debt obligations that it has insured in the event that the issuer of such debt obligations defaults on any principal or interest due. The Company's creditors do not have any rights with regard to the assets of the VIEs.

        Fair value gains and losses on FG VIEs are expected to reverse to zero at maturity of the VIE debt, except for claim payments paid by AGC under the financial guaranty insurance contract. The Company's estimate of expected loss to be paid for FG VIEs is included in Note 4.

        During Second Quarter 2011, the Company determined that, based on the assessment of its control rights over servicer or collateral manager replacement, given that servicing/managing collateral were deemed to be the FG VIEs' most significant activities, two additional VIEs required consolidation, bringing the total consolidated VIEs to 7 at June 30, 2011. This resulted in an increase in FG VIEs assets of $18.1 million, an increase in FG VIEs liabilities of $42.2 million and a net loss on consolidation of $55.1 million, which was included in "net change in fair value of FG VIEs" in the consolidated statement of operations.

        The total unpaid principal balance for the FG VIEs' assets that were 90 days or more past due was approximately $367.3 million and $429.4 million as of June 30, 2011 and December 31, 2010, respectively. The change in the instrument-specific credit risk of the FG VIEs assets for the Second Quarter and Six Months ended June 30, 2011 were losses of $112.8 million and $34.8 million, and gains of $1.3 million and $37.0 million for 2010, respectively. The difference between the aggregate unpaid principal and aggregate fair value of the VIEs liabilities was approximately $733.3 million and $722.9 million at June 30, 2011 and December 31, 2010, respectively.

        The financial reports of the consolidated FG VIEs are prepared by outside parties and are not available within the time constraints that the Company requires to ensure the financial accuracy of the

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

7. Consolidation of Variable Interest Entities (Continued)

operating results. As such, the financial results of the FG VIEs are consolidated on a one-quarter lag. The Company has elected the fair value option for assets and liabilities classified as FG VIEs assets and liabilities. Upon consolidation of FG VIEs the Company elected the fair value option because the carrying amount transition method was not practical.

        The table below shows the carrying value of the consolidated FG VIEs' assets and liabilities in the consolidated financial statements, segregated by the types of assets held by VIEs that collateralize their respective debt obligations.

Consolidated FG VIEs
By Type of Collateral

	As of June 30, 2011		As of December 31, 2010
	Assets	Liabilities	Assets	Liabilities
	(in millions)
Alt-A second liens	$600.4	$650.1	$661.2	$714.4
Life insurance	327.0	327.0	304.8	304.8

Total	$927.4	$977.1	$966.0	$1,019.2

        The table below shows the income statement activity of the consolidated VIEs:

Effect of Consolidating FG VIEs on Net Income
and Shareholder's Equity

	Second Quarter		Six Months
	2011	2010	2011	2010
	(in millions)
Net earned premiums	$(0.4)	$(0.7)	$(0.3)	$(0.7)
Net investment income	(0.7)	—	(0.7)	—
Net change in financial guaranty variable interest entities
Interest income	20.2	5.0	39.2	10.5
Interest expense	(10.5)	(2.0)	(21.9)	(4.3)
Net realized and unrealized gains (losses) on assets	(128.8)	22.5	(68.5)	44.0
Net realized and unrealized gains (losses) on liabilities with recourse	(8.9)	(33.8)	(32.0)	(47.2)
Net realized and unrealized gains (losses) on liabilities without recourse	58.7	2.1	23.7	5.5
Other income	(0.2)	—	(0.2)	—
Other expenses	(0.9)	(2.2)	(2.3)	(5.4)

Net change in financial guaranty variable interest entities	(70.4)	(8.4)	(62.0)	3.1
Loss and loss adjustment expenses	(1.2)	—	1.2	—

Total pretax effect on net income	(72.7)	(9.1)	(61.8)	2.4
Less: tax provision (benefit)	(25.4)	(3.2)	(21.6)	0.8

Total effect on net income	$(47.3)	$(5.9)	$(40.2)	$1.6

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

7. Consolidation of Variable Interest Entities (Continued)

	As of June 30, 2011	As of December 31, 2010
Total effect on shareholders' equity	$(68.4)	$(30.0)

        Contractual maturities of FG VIE liabilities with recourse are due in 2027, 2037 and 2038 and have gross par outstanding amounts of $53.0 million, $684.6 million and $42.4 million, respectively.

Non-Consolidated VIEs

        To date, the Company's analyses have indicated that it does not have a controlling financial interest in any other VIEs and, as a result, they are not consolidated in the Company's consolidated financial statements. The Company's exposure provided through its financial guaranties with respect to debt obligations of special purpose entities is included within net par outstanding in Note 3.

8. Investments

Fixed Maturity Securities and Short-Term Investments

Net Investment Income

	Second Quarter		Six Months
	2011	2010	2011	2010
	(in millions)
Income from fixed maturity securities	$24.8	$24.2	$50.1	$44.1
Income from short-term investments	0.1	0.2	0.2	0.4

Gross investment income	24.9	24.4	50.3	44.5
Investment expenses	(0.6)	(0.6)	(1.2)	(1.1)

Net investment income	$24.3	$23.8	$49.1	$43.4

        Net investment income increased due to a shift to longer duration assets, higher income on loss mitigation bonds and additional earnings on cash received under Bank of America Agreement. Accrued investment income was $29.3 million and $28.4 million as of June 30, 2011 and December 31, 2010, respectively.

Net Realized Investment Gains (Losses)

	Second Quarter		Six Months
	2011	2010	2011	2010
	(in millions)
Realized gains on investment portfolio	$2.1	$0.8	$5.0	$4.0
Realized losses on investment portfolio	(1.5)	(0.8)	(2.2)	(1.2)
Other-than-temporary impairment ("OTTI"):
Intent to sell	(0.5)	(0.4)	(2.0)	(0.4)
Credit component of OTTI securities	—	—	(0.7)	—

OTTI	(0.5)	(0.4)	(2.7)	(0.4)

Net realized investment gains (losses)	$0.1	$(0.4)	$0.1	$2.4

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

8. Investments (Continued)

        The following table presents the roll forward of the credit losses of fixed maturity securities for which the Company has recognized OTTI and where the portion of the fair value adjustment related to other factors was recognized in other comprehensive income ("OCI").

Roll Forward of Credit Losses in the Investment Portfolio

	Second Quarter		Six Months
	2011	2010	2011	2010
	(in millions)
Balance, beginning of period	$2.4	$1.6	$1.6	$1.6
Additions for credit losses on securities for which an OTTI was not previously recognized	—	—	—	—
Eliminations of securities issued by FG VIEs	—	—	—	—
Reductions for securities sold during the period	—	—	—	—
Additions for credit losses on securities for which an OTTI was previously recognized	—	—	0.8	—

Balance, end of period	$2.4	$1.6	$2.4	$1.6

Fixed Maturity Securities and Short-Term Investments
by Security Type

	As of June 30, 2011
Investments Category	Percent of Total(1)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value	AOCI Gain (Loss) on Securities with OTTI(2)	Weighted Average Credit Quality(3)
		(dollars in millions)
Fixed maturity securities:
U.S. government and agencies	17%	$477.2	$20.8	$(0.1)	$497.9	$—	AAA
Obligations of state and political subdivisions	56	1,557.0	40.7	(11.2)	1,586.5	0.5	AA
Corporate securities	7	192.8	8.6	—	201.4	—	A+
Mortgage-backed securities(4):
RMBS	5	125.8	8.0	(2.5)	131.3	4.9	AA
CMBS	3	83.5	4.7	(0.1)	88.1	—	AAA
Asset-backed securities	1	31.4	0.7	(1.4)	30.7	—	A-
Foreign government securities	3	83.5	5.2	—	88.7	—	AAA

Total fixed maturity securities	92	2,551.2	88.7	(15.3)	2,624.6	5.4	AA
Short-term investments	8	207.1	—	—	207.1	—	AAA

Total investment portfolio	100%	$2,758.3	$88.7	$(15.3)	$2,831.7	$5.4	AA

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

8. Investments (Continued)

	As of December 31, 2010
Investments Category	Percent of Total(1)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value	AOCI Gain (Loss) on Securities with OTTI	Weighted Average Credit Quality(3)
		(dollars in millions)
Fixed maturity securities:
U.S. government and agencies	17%	$465.6	$19.0	$(0.3)	$484.3	$—	AAA
Obligations of state and political subdivisions	54	1,452.8	24.2	(39.5)	1,437.5	(0.5)	AA
Corporate securities	8	217.0	8.0	(0.2)	224.8	—	A+
Mortgage-backed securities(4):
RMBS	4	115.0	5.6	(7.1)	113.5	3.9	A
CMBS	3	76.0	4.4	(0.1)	80.3	—	AA+
Asset-backed securities	2	57.0	2.3	—	59.3	—	A+
Foreign government securities	3	84.4	4.8	—	89.2	—	AA+

Total-fixed maturity securities	91	2,467.8	68.3	(47.2)	2,488.9	3.4	AA
Short-term investments	9	235.7	—	—	235.7	—	AAA

Total investment portfolio	100%	$2,703.5	$68.3	$(47.2)	$2,724.6	$3.4	AA

(1)
Based on amortized cost.

(2)
Accumulated OCI ("AOCI").

(3)
Ratings in the tables above represent the lower of the Moody's and S&P classifications except for bonds purchased for loss mitigation or risk management strategies, which use internal ratings classifications. The Company's portfolio consists primarily of high-quality, liquid instruments.

(4)
As of June 30, 2011 and December 31, 2010, respectively, approximately 52% and 40% of the Company's total mortgage-backed securities were government agency obligations.

        The Company continues to receive sufficient information to value its investments and has not had to modify its valuation approach due to the current market conditions. As of June 30, 2011, amounts, net of tax in AOCI included a net unrealized gain of $3.6 million for securities for which the Company had recognized OTTI and net unrealized gain of $43.8 million for securities for which the Company had not recognized OTTI. As of December 31, 2010, amounts, net of tax, in AOCI included a net unrealized gain of $2.2 million for securities for which the Company had recognized OTTI and net unrealized gain of $11.3 million for securities for which the Company had not recognized OTTI.

        The Company's investment portfolio in tax-exempt and taxable municipal securities includes issuances by a wide number of municipal authorities across the U.S. and its territories. This is a high quality portfolio of municipal securities with an average rating of AA as of June 30, 2011 and December 31, 2010. The Company reports the lowest of the rating agency ratings in its disclosures.

        The following tables present the fair value of the Company's available-for-sale municipal bond portfolio as of June 30, 2011 and December 31, 2010 by state, excluding $147.4 million and

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

8. Investments (Continued)

$182.0 million of pre-refunded bonds, respectively. The credit ratings are based on the underlying ratings and do not include any benefit from bond insurance.

Fair Value of Available-for-Sale Municipal Bond Portfolio by State

	As of June 30, 2011
State	State General Obligation	Local General Obligation	Revenue	Fair Value	Amortized Cost	Average Credit Rating
	(in millions)
Texas	$28.6	$108.6	$116.6	$253.8	$250.5	AA
New York	—	29.9	145.0	174.9	173.8	AA
California	—	37.5	118.6	156.1	153.9	AA
Massachusetts	20.0	8.9	65.7	94.6	93.1	AA
Florida	—	25.4	64.9	90.3	87.6	AA
Washington	25.5	—	37.6	63.1	62.6	AA
Illinois	—	16.5	36.6	53.1	52.7	AA
Arizona	—	—	42.0	42.0	41.1	AA
Hawaii	25.9	—	16.0	41.9	41.4	AA
Pennsylvania	28.8	—	7.0	35.8	35.5	AA
All others	83.3	65.5	284.7	433.5	429.5	AA

Total	$212.1	$292.3	$934.7	$1,439.1	$1,421.7	AA

	As of December 31, 2010
State	State General Obligation	Local General Obligation	Revenue	Fair Value	Amortized Cost	Average Credit Rating
	(in millions)
Texas	$33.4	$91.6	$105.5	$230.5	$235.5	AA
California	—	36.3	115.4	151.7	155.4	AA
New York	—	15.9	133.8	149.7	153.7	AA
Massachusetts	19.0	8.5	63.6	91.1	93.4	AA
Florida	—	24.7	61.5	86.2	85.5	AA
Illinois	—	16.1	37.3	53.4	53.9	AA
Washington	24.9	—	23.6	48.5	49.9	AA
Arizona	—	—	40.9	40.9	41.2	AA
Ohio	11.4	3.2	18.6	33.2	33.7	AA
Georgia	—	6.4	25.9	32.3	34.1	AA
All others	70.5	40.2	227.3	338.0	346.3	AA

Total	$159.2	$242.9	$853.4	$1,255.5	$1,282.6	AA

        The revenue bond portfolio is comprised primarily of essential service revenue bonds issued by water and sewer authorities and other utilities, transportation authorities, and universities.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

8. Investments (Continued)

Revenue Sources

	As of June 30, 2011		As of December 31, 2010
State	Fair Value	Amortized Cost	Fair Value	Amortized Cost
	(in millions)
Transportation	$196.6	$195.6	$171.8	$176.7
Municipal utilities	155.7	154.0	125.7	129.9
Water and sewer	194.8	194.2	186.8	190.5
Higher education	106.0	106.0	112.0	116.8
Tax backed	182.7	177.8	187.1	187.9
All others	98.9	97.9	70.0	71.8

Total	$934.7	$925.5	$853.4	$873.6

        The Company's investment portfolio is managed by four outside managers. As municipal investments are a material portion of the Company's overall investment portfolio, the Company has established detailed guidelines regarding credit quality, exposure to a particular sector and exposure to a particular obligor within a sector. Each of the portfolio managers perform independent analysis on every municipal security they purchase for the Company's portfolio. The Company meets with each of its portfolio managers each quarter and reviews all investments with a change in credit rating as well as any investments on the manager's watch list of securities with the potential for downgrade. The Company does not independently assign investments within the Company's portfolio an individual rating.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

8. Investments (Continued)

        The following tables summarize, for all securities in an unrealized loss position, the aggregate fair value and gross unrealized loss by length of time the amounts have continuously been in an unrealized loss position.

Fixed Maturity Securities
Gross Unrealized Loss by Length of Time

	As of June 30, 2011
	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
	(dollars in millions)
U.S. government and agencies	$18.2	$(0.1)	$—	$—	$18.2	$(0.1)
Obligations of state and political subdivisions	563.9	(10.5)	7.1	(0.7)	571.0	(11.2)
Corporate securities	2.5	—	—	—	2.5	—
Mortgage-backed securities:
RMBS	18.2	(2.5)	—	—	18.2	(2.5)
CMBS	10.5	(0.1)	—	—	10.5	(0.1)
Asset-backed securities	9.0	(1.4)	—	—	9.0	(1.4)

Total	$622.3	$(14.6)	$7.1	$(0.7)	$629.4	$(15.3)

Number of securities		125		2		127

Number of securities with OTTI		1		—		1

	As of December 31, 2010
	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
	(dollars in millions)
U.S. government and agencies	$11.6	$(0.3)	$—	$—	$11.6	$(0.3)
Obligations of state and political subdivisions	862.5	(36.8)	21.4	(2.7)	883.9	(39.5)
Corporate securities	7.7	(0.2)	—	—	7.7	(0.2)
Mortgage-backed securities:
RMBS	8.2	(3.9)	17.1	(3.2)	25.3	(7.1)
CMBS	3.5	(0.1)	—	—	3.5	(0.1)
Asset-backed securities	—	—	—	—	—	—

Total	$893.5	$(41.3)	$38.5	$(5.9)	$932.0	$(47.2)

Number of securities		174		7		181

Number of securities with OTTI		2		—		2

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

8. Investments (Continued)

        The decrease in gross unrealized losses for Six Months 2011 was primarily attributable to municipal securities. Of the securities in an unrealized loss position for 12 months or more as of June 30, 2011, no security had unrealized losses greater than 10% of book value.

        The amortized cost and estimated fair value of available-for-sale fixed maturity securities by contractual maturity as of June 30, 2011, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

Distribution of Fixed Maturity Securities
by Contractual Maturity

	As of June 30, 2011
	Amortized Cost	Estimated Fair Value
	(in millions)
Due within one year	$97.7	$99.0
Due after one year through five years	599.2	621.9
Due after five years through 10 years	505.8	533.5
Due after 10 years	1,139.2	1,150.8
Mortgage-backed securities:
RMBS	125.8	131.3
CMBS	83.5	88.1

Total	$2,551.2	$2,624.6

        To fulfill state licensing requirements the Company has placed on deposit eligible securities of $8.3 million and $8.3 million as of June 30, 2011 and December 31, 2010, respectively, for the protection of policyholders.

        Under certain derivative contracts, AGC is required to post eligible securities as collateral. The need to post collateral under these transactions is generally based on mark-to-market valuations in excess of contractual thresholds. The fair market value of AGC's pledged securities totaled $767.9 million and $765.2 million as of June 30, 2011 and December 31, 2010, respectively.

        No material investments of the Company were non-income-producing for Six Months 2011 and 2010, respectively.

        The Company purchased securities that it has insured, and for which it has expected losses, in order to mitigate the economic effect of insured losses. These securities were purchased at a discount and are accounted for excluding the effects of the Company's insurance on the securities. As of June 30, 2011, securities purchased for loss mitigation purposes had a fair value of $27.1 million, representing $68.7 million of par.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

9. Insurance Company Regulatory Requirements

Dividend Restrictions and Capital Requirements

        AGC is a Maryland domiciled insurance company. As of June 30, 2011, the amount available for distribution from the Company during 2011 with notice to, but without prior approval of, the Maryland Commissioner of Insurance under the Maryland insurance law is approximately $106.6 million. During Six Months 2011 and 2010, AGC declared and paid $10.0 million and $30.0 million, respectively, in dividends to Assured Guaranty US Holdings Inc.

10. Income Taxes

Provision for Income Taxes

        AGC and AGUK are subject to U.S. and United Kingdom ("U.K.") income tax, respectively. The provision for income taxes for interim financial periods is not based on an estimated annual effective rate due to the variability in changes in fair value of its credit derivatives, which prevents the Company from projecting a reliable estimated annual effective tax rate and pretax income for the full year of 2011. A discrete calculation of the provision is calculated for each interim period.

        The effective tax rates reflect the proportion of income recognized by each of the Company's operating subsidiaries, with U.S. subsidiaries taxed at the U.S. marginal corporate income tax rate of 35% and U.K. subsidiary taxed at the U.K. blended marginal corporate tax rate of 26.5%. For periods subsequent to April 1, 2011, the U.K. corporation tax rate has been reduced to 26%, and for periods prior to April 1, 2011 the U.K. corporation tax rate was 28%, resulting in a blended tax rate of 26.5%.

        A reconciliation of the difference between the provision for income taxes and the expected tax provision at statutory rates in taxable jurisdictions is presented below:

Effective Tax Rate Reconciliation

	Second Quarter		Six Months
	2011	2010	2011	2010
	(in millions)
Expected tax provision (benefit) at statutory rates in taxable jurisdictions	$(45.5)	$16.1	$(104.2)	$84.5
Tax-exempt interest	(5.0)	(3.5)	(9.1)	(7.0)
Change in liability for uncertain tax positions	0.5	0.6	1.1	1.1
Other	0.2	0.3	0.4	0.3

Total provision (benefit) for income taxes	$(49.8)	$13.5	$(111.8)	$78.9

Effective tax rate	38.2%	29.3%	37.6%	32.7%

Valuation Allowance

        As of June 30, 2011 and December 31, 2010, net deferred tax assets for each period presented were $412.2 million and $342.6 million, respectively. The deferred tax assets for these periods consist primarily of the of unearned premium reserves, mark-to-market adjustments for CDS, loss reserves, and VIEs offset by net deferred tax liabilities. The Company came to the conclusion that it is more likely

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

10. Income Taxes (Continued)

than not that its net deferred tax asset will be fully realizable after weighing all positive and negative evidence available as required under GAAP. The Company will continue to analyze the need for a valuation allowance on a quarter-to-quarter basis.

11. Reinsurance

        AGC assumes exposure on insured obligations ("Assumed Business") and cedes portions of its exposure on obligations it has insured ("Ceded Business") in exchange for premiums, net of ceding commissions.

Assumed Business

        The Company is party to reinsurance agreements as a reinsurer to other monoline financial guaranty insurance companies. Under these relationships, the Company assumes a portion of the ceding company's insured risk in exchange for a premium. The Company may be exposed to risk in this portfolio in that the Company may be required to pay losses without a corresponding premium in circumstances where the ceding company is experiencing financial distress and is unable to pay premiums. The Company's facultative and treaty agreements are generally subject to termination:

  •
  at the option of the primary insurer if the Company fails to maintain certain financial, regulatory and rating agency criteria that are equivalent to or more stringent than those the Company is otherwise required to maintain for its own compliance with state mandated insurance laws and to maintain a specified financial strength rating for the particular insurance subsidiary, or

  •
  upon certain changes of control of the Company.

        Upon termination under these conditions, the Company may be required (under some of its reinsurance agreements) to return to the primary insurer all statutory unearned premiums, less ceding commissions, attributable to reinsurance ceded pursuant to such agreements after which the Company would be released from liability with respect to the Assumed Business. Upon the occurrence of the conditions set forth in (a) above, whether or not an agreement is terminated, the Company may be required to obtain a letter of credit or alternative form of security to collateralize its obligation to perform under such agreement or it may be obligated to increase the level of ceding commission paid.

        With respect to a significant portion of the Company's in-force financial guaranty Assumed Business, one ceding company can recapture its portfolio at the company's current ratings and, if AGC were downgraded by Moody's to below Aa3 or by S&P below AA-, an additional portion of its in-force financial guaranty reinsurance business could be recaptured. Subject to the terms of each reinsurance agreement, the ceding company has the right to recapture business ceded to AGC and assets representing substantially all of the statutory unearned premium and loss reserves (if any) associated with that business. As of June 30, 2011, if this entire amount were recaptured, it would result in a corresponding one-time reduction to net income of approximately $12.4 million.

        The effect of the cancellation of Assumed Business, including both direct commutations between the ceding insurer and the Company and commutations by the ceding company to which the Company was not a party but which had the effect of terminating exposures retroceded to the Company was a decrease to net unearned premium reserve of $0.1 million and a decrease in net par of $227 million.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

11. Reinsurance (Continued)

Ceded Business

        AGC ceded businesses to limit its exposure to risk. In the event that any of the reinsurers are unable to meet their obligations, AGC would be liable for such defaulted amounts. The Company's ceded contracts generally allow the Company to recapture Ceded Business after certain triggering events, such as reinsurer downgrades.

        Direct, assumed, and ceded premium and loss and LAE amounts are presented below.

Direct, Assumed and Ceded Premium and Loss and LAE

	Second Quarter		Six Months
	2011	2010	2011	2010
	(in millions)
Premiums Written:
Direct	$(14.3)	$25.9	$(31.3)	$52.5
Assumed(1)	0.5	(0.1)	(1.3)	(0.4)
Ceded(2)	0.9	(2.6)	7.7	(8.7)

Net	$(12.9)	$23.2	$(24.9)	$43.4

Premiums Earned:
Direct	$25.9	$29.6	$61.2	$63.2
Assumed	10.8	6.4	14.9	13.9
Ceded	(12.1)	(10.9)	(22.8)	(22.5)

Net	$24.6	$25.1	$53.3	$54.6

Loss and LAE:
Direct	$27.9	$20.0	$14.5	$60.8
Assumed	0.7	(6.6)	(2.4)	(0.3)
Ceded	(10.6)	(9.7)	(12.8)	(22.3)

Net	$18.0	$3.7	$(0.7)	$38.2

(1)
Negative assumed premiums written were due to commutations and changes in expected debt service schedules.

(2)
Positive ceded premiums written were due to commutations and changes in expected debt service schedules.

Reinsurer Exposure

        In addition to assumed and ceded reinsurance arrangements, the company may also have exposure to some financial guaranty reinsurers (i.e, monolines) in other areas. Second-to-pay insured par outstanding represents transactions the Company has insured that were previously insured by other monolines. The Company underwrites such transactions based on the underlying insured obligation without regard to the primary insurer. Another area of exposure is in the investment portfolio where

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

11. Reinsurance (Continued)

the Company holds fixed maturity securities that are wrapped by monolines and whose value may decline based on the rating of the monoline. At June 30, 2011, the Company had $140.2 million of fixed maturity securities in its investment portfolio wrapped by Ambac Assurance Corporation ("Ambac"), $115.0 million by MBIA Insurance Corporation, $85.3 million by AGM and $9.8 million by other guarantors at fair value.

Exposure by Reinsurer

	Ratings at August 25, 2011		Par Outstanding as of June 30, 2011
Reinsurer	Moody's Reinsurer Rating	S&P Reinsurer Rating	Ceded Par Outstanding(3)	Second-to-Pay Insured Par Outstanding	Assumed Par Outstanding
	(dollars in millions)
Affiliated Companies(1)			$40,747	$421	$—
Non-Affiliated Companies:
RAM Reinsurance Co. Ltd	WR(2)	WR	2,750	—	—
Radian Asset Assurance Inc.	Ba1	BB-	184	1	—
Ambac	WR	WR	87	2,053	1,684
MBIA Insurance Corporation	B3	B	45	1,513	5,676
ACA Financial Guaranty Corp	NR	WR	33	1	2
CIFG Assurance North America Inc.	WR	WR	—	109	5,007
Financial Guaranty Insurance Co.	WR	WR	—	1,442	330
Syncora Guarantee Inc.	Ca	WR	—	825	19
Other	Various	Various	1	916	—

Non-Affiliated Companies			3,100	6,860	12,718

Total			$43,847	$7,281	$12,718

(1)
The affiliates of AGC are Assured Guaranty Re Ltd. and its subsidiaries ("AG Re") rated A1 (negative) by Moody's and AA (stable) by S&P and AGM and its subsidiaries rated Aa3 (negative) by Moody's and AA+ (stable) by S&P.

(2)
Represents "Withdrawn Rating."

(3)
Includes $13,523 million in ceded par outstanding related to insured credit derivatives.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

11. Reinsurance (Continued)

Amounts Due (To) From Reinsurers

	As of June 30, 2011
	Assumed Premium Receivable, net of Commissions	Assumed Expected Loss and LAE	Ceded Expected Loss and LAE
	(in millions)
Affiliated Companies	$—	$—	$92.6
RAM Reinsurance Co. Ltd	—	—	1.2
Ambac	6.2	(8.8)	—
MBIA Insurance Corporation	0.8	(21.6)	—
CIFG Assurance North America Inc	7.0	(1.2)	—
Financial Guaranty Insurance Company	0.0	(27.8)	—

Total	$14.0	$(59.4)	$93.8

12. Commitments and Contingencies

Legal Proceedings

Litigation

        Lawsuits arise in the ordinary course of the Company's business. It is the opinion of the Company's management, based upon the information available, that the expected outcome of litigation against the Company, individually or in the aggregate, will not have a material adverse effect on the Company's financial position or liquidity, although an adverse resolution of litigation against the Company in a fiscal quarter or year could have a material adverse effect on the Company's results of operations in a particular fiscal quarter or year. In addition, in the ordinary course of its business, AGC and AGUK assert claims in legal proceedings against third parties to recover losses paid in prior periods. See, for example, Note 4 (Financial Guaranty Contracts Accounted for as Insurance—Loss Estimation Process—Recovery Litigation). The amounts, if any, the Company will recover in proceedings to recover losses are uncertain, and recoveries, or failure to obtain recoveries, in any one or more of these proceedings during any quarter or fiscal year could be material to the Company's results of operations in that particular quarter or fiscal year.

        The Company receives subpoenas duces tecum and interrogatories from regulators from time to time. The Company has satisfied the requests it has received. It may receive additional inquiries from these or other regulators and expects to provide additional information to such regulators regarding their inquiries in the future.

        Beginning in December 2008, AGC's affiliate AGM and various other financial guarantors were named in complaints filed in the Superior Court, San Francisco County, California. Since that time, plaintiffs' counsel has filed amended complaints against AGC and AGM and added additional plaintiffs. As of the date of this filing, the plaintiffs with complaints against AGC and AGM, among other financial guaranty insurers, are: (a) City of Los Angeles, acting by and through the Department of Water and Power; (b) City of Sacramento; (c) City of Los Angeles; (d) City of Oakland; (e) City of Riverside; (f) City of Stockton ; (g) County of Alameda; (h) County of Contra Costa; (i) County of San

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

12. Commitments and Contingencies (Continued)

Mateo; (j) Los Angeles World Airports; (k) City of Richmond; (l) Redwood City; (m) East Bay Municipal Utility District; (n) Sacramento Suburban Water District; (o) City of San Jose; (p) County of Tulare; (q) The Regents of the University of California; (r) The Redevelopment Agency of the City of Riverside; (s) The Public Financing Authority of the City of Riverside; (t) The Jewish Community Center of San Francisco; (u) The San Jose Redevelopment Agency; and (v) The Olympic Club. Complaints filed by the City and County of San Francisco and the Sacramento Municipal Utility District were subsequently dismissed against AGC and AGM.

        At a hearing on March 1, 2010, the court struck all of the plaintiffs' complaints with leave to amend. The court instructed plaintiffs to file one consolidated complaint. On October 13, 2010, plaintiffs' counsel filed three consolidated complaints, two of which also added the three major credit rating agencies as defendants in addition to the financial guaranty insurers. In November 2010, the credit rating agency defendants filed a motion to remove the cases to the Northern District of California and plaintiffs responded with a motion to remand the cases back to California state court. On January 31, 2011, the court for the Northern District of California granted plaintiffs' motion and the action was remanded to the Superior Court, San Francisco County, California.

        These complaints allege that the financial guaranty insurer defendants (i) participated in a conspiracy in violation of California's antitrust laws to maintain a dual credit rating scale that misstated the credit default risk of municipal bond issuers and created market demand for municipal bond insurance, (ii) participated in risky financial transactions in other lines of business that damaged each insurer's financial condition (thereby undermining the value of each of their guaranties), and (iii) failed to adequately disclose the impact of those transactions on their financial condition. In addition to their antitrust claims, various plaintiffs in these actions assert claims for breach of the covenant of good faith and fair dealing, fraud, unjust enrichment, negligence, and negligent misrepresentation.

        At a hearing held on July 6 and 7, 2011 relating to AGM, AGC and the other defendants' motion to dismiss, the court overruled the motion to dismiss on the following claims: breach of contract and violation of California's antitrust statute and of its unfair business practices law. The court sustained the motion to dismiss on the fraud claim, with leave to amend. The remaining claims were dismissed without leave to amend. An amended complaint was due on August 8, 2011 and a hearing was scheduled for October 13, 2011. Subsequently, the presiding judge of the San Francisco Superior Court announced that, as a result of California's state budget cuts, beginning on October 3, 2011, a number of courtrooms will be closed indefinitely, including the complex litigation departments where these claims are currently being litigated. The Company expects that the closing of the courtrooms will result in a delay in the resolution of this litigation.

        The complaints in these lawsuits generally seek unspecified monetary damages, interest, attorneys' fees, costs and other expenses. The Company cannot reasonably estimate the possible loss or range of loss that may arise from these lawsuits.

        On April 8, 2011, AGC and its affiliate AG Re filed a Petition to Compel Arbitration with the Supreme Court of the State of New York, requesting an order compelling Ambac to arbitrate Ambac's disputes with AGC and AG Re concerning their obligations under reinsurance agreements with Ambac. In March 2010, Ambac placed a number of insurance policies that it had issued, including policies reinsured by AGC and AG Re pursuant to the reinsurance agreements, into a segregated account. The

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

12. Commitments and Contingencies (Continued)

Wisconsin state court has approved a rehabilitation plan whereby permitted claims under the policies in the segregated account will be paid 25% in cash and 75% in surplus notes issued by the segregated account. Ambac has advised AGC and AG Re that it has and intends to continue to enter into commutation agreements with holders of policies issued by Ambac, and reinsured by AGC and AG Re, pursuant to which Ambac will pay a combination of cash and surplus notes to the policyholder. AGC and AG Re have informed Ambac that they believe their only current payment obligation with respect to the commutations arises from the cash payment, and that there is no obligation to pay any amounts in respect of the surplus notes until payments of principal or interest are made on such notes. AGC and AG Re may satisfy their obligations to Ambac by delivering their quota share of surplus notes to Ambac. Ambac has disputed this position on one commutation and may take a similar position on subsequent commutations. On April 15, 2011, attorneys for the Wisconsin Insurance Commissioner, as Rehabilitator of Ambac's segregated account, and for Ambac filed a motion with Lafayette County, Wisconsin, Circuit Court Judge William Johnston, asking him to find AGC and AG Re to be in violation of an injunction protecting the interests of the segregated account by their seeking to compel arbitration on this matter and failing to pay in full all amounts with respect to Ambac's payments in the form of surplus notes. On June 14, 2011, Judge Johnston issued an order granting the Rehabilitator's and Ambac's motion to enforce the injunction against AGC and AG Re and the parties filed a stipulation dismissing the Petition to Compel Arbitration without prejudice. On June 28, 2011, AGC and AG Re filed a notice of appeal and a petition for a conditional interlocutory appeal of Judge Johnston's order to the Wisconsin Court of Appeals. On August 2, 2011, the Wisconsin Court of Appeals accepted jurisdiction over these appeals.

13. Credit Facilities

Recourse Credit Facilities

2006 Credit Facility

        On November 6, 2006, AGL and certain of its subsidiaries entered into a $300.0 million, five-year unsecured revolving credit facility (the "2006 Credit Facility") with a syndicate of banks. Under the 2006 Credit Facility, each of AGC, AGUK, AG Re, Assured Guaranty Re Overseas Ltd. ("AGRO") and AGL are entitled to request the banks to make loans to such borrower or to request that letters of credit be issued for the account of such borrower. Of the $300.0 million available to be borrowed, no more than $100.0 million may be borrowed by AGL, AG Re or AGRO, individually or in the aggregate, and no more than $20.0 million may be borrowed by AGUK. The stated amount of all outstanding letters of credit and the amount of all unpaid drawings in respect of all letters of credit cannot, in the aggregate, exceed $100.0 million. The 2006 Credit Facility also provides that AGL may request that the commitment of the banks be increased an additional $100.0 million up to a maximum aggregate amount of $400.0 million. Any such incremental commitment increase is subject to certain conditions provided in the agreement and must be for at least $25.0 million.

        The proceeds of the loans and letters of credit are to be used for the working capital and other general corporate purposes of the borrowers and to support reinsurance transactions.

        At the effective date of the 2006 Credit Facility, AGC guaranteed the obligations of AGUK under the facility, and AGL guaranteed the obligations of AG Re and AGRO under the facility and agreed

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

13. Credit Facilities (Continued)

that, if the consolidated assets of Assured Guaranty (as defined in the related credit agreement) were to fall below $1.2 billion, AGL would, within 15 days, guarantee the obligations of AGC and AGUK under the facility. At the same time, Assured Guaranty Overseas U.S. Holdings Inc. guaranteed the obligations of AGL, AG Re and AGRO under the facility, and each of AG Re and AGRO guaranteed the other as well as AGL.

        The 2006 Credit Facility's financial covenants require that AGL:

  (a)
  maintain a minimum net worth of 75% of the Consolidated Net Worth of Assured Guaranty as of June 30, 2009 (calculated as if the acquisition of Assured Guaranty Municipal Holdings Inc. had been consummated on such date); and

  (b)
  maintain a maximum debt-to-capital ratio of 30%.

        In addition, the 2006 Credit Facility requires that AGC maintain qualified statutory capital of at least 75% of its statutory capital as of the fiscal quarter ended June 30, 2006. Furthermore, the 2006 Credit Facility contains restrictions on AGL and its subsidiaries, including, among other things, in respect of their ability to incur debt, permit liens, become liable in respect of guaranties, make loans or investments, pay dividends or make distributions, dissolve or become party to a merger, consolidation or acquisition, dispose of assets or enter into affiliate transactions. Most of these restrictions are subject to certain minimum thresholds and exceptions. The 2006 Credit Facility has customary events of default, including (subject to certain materiality thresholds and grace periods) payment default, failure to comply with covenants, material inaccuracy of representation or warranty, bankruptcy or insolvency proceedings, change of control and cross-default to other debt agreements. A default by one borrower will give rise to a right of the lenders to terminate the facility and accelerate all amounts then outstanding. As of June 30, 2011 and December 31, 2010, Assured Guaranty and AGC were in compliance with all of the financial covenants.

        As of June 30, 2011 and December 31, 2010, no amounts were outstanding under this facility nor have there been any borrowings during the life of the 2006 Credit Facility.

        Letters of credit totaling approximately $2.9 million remained outstanding as of June 30, 2011 and December 31, 2010. The Company obtained the letters of credit in connection with entering into a lease for new office space in 2008, which space was subsequently sublet.

Committed Capital Securities

        On April 8, 2005, AGC entered into separate agreements (the "Put Agreements") with four custodial trusts (each, a "Custodial Trust") pursuant to which AGC may, at its option, cause each of the Custodial Trusts to purchase up to $50.0 million of perpetual preferred stock of AGC (the "AGC Preferred Stock"). The custodial trusts were created as a vehicle for providing capital support to AGC by allowing AGC to obtain immediate access to new capital at its sole discretion at any time through the exercise of the put option. If the put options were exercised, AGC would receive $200.0 million in return for the issuance of its own perpetual preferred stock, the proceeds of which may be used for any purpose, including the payment of claims. The put options have not been exercised through the date of this filing. Initially, all of AGC CCS were issued to a special purpose pass-through trust (the "Pass-Through Trust"). The Pass-Through Trust was dissolved in April 2008, and the AGC CCS

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2011

13. Credit Facilities (Continued)

Securities were distributed to the holders of the Pass-Through Trust's securities. Neither the Pass-Through Trust nor the custodial trusts are consolidated in the Company's financial statements.

        Income distributions on the Pass-Through Trust Securities and AGC CCS Securities were equal to an annualized rate of one-month LIBOR plus 110 basis points for all periods ending on or prior to April 8, 2008. Following dissolution of the Pass-Through Trust, distributions on the AGC CCS Securities are determined pursuant to an auction process. On April 7, 2008, this auction process failed, thereby increasing the annualized rate on the AGC CCS Securities to one-month LIBOR plus 250 basis points. Distributions on the AGC preferred stock will be determined pursuant to the same process.

Committed Capital Securities
Fair Value Gain (Loss)

	Second Quarter		Six Months
	2011	2010	2011	2010
	(in millions)
AGC CCS	$0.3	$5.9	$0.6	$7.3